Exhibit 10.1

AMENDMENT NO. 6 (this “Amendment”) dated as of September 7, 2023, among TENET HEALTHCARE CORPORATION, a Nevada corporation (the “Company”), the Subsidiaries of the Company party hereto, the LC Participants and Issuers party hereto and BARCLAYS BANK PLC, as administrative agent (the “Administrative Agent”) under the Letter of Credit Facility Agreement, dated as of March 7, 2014, among the Company, the Administrative Agent, the LC Participants and Issuers from time to time party thereto (as amended, restated, modified or supplemented from time to time, the “LC Facility Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the LC Facility Agreement.

WHEREAS, Section 11.1(a) of the LC Facility Agreement provides that the LC Facility Agreement may be amended for certain purposes with the consent of the Company and the Requisite LC Participants;

WHEREAS, Section 11.1(a)(ii) of the LC Facility Agreement provides that the Company, the Issuers and the LC Participants may extend the LC Commitments of each LC Participant with the consent of each LC Participant directly affected thereby;

WHEREAS, the Company, the Issuers and the LC Participants desire to amend the LC Facility Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. Amendment. The Credit Parties, the Administrative Agent, the Issuers and the LC Participants party hereto hereby agree to amend the LC Facility Agreement to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto.

SECTION 2. Representations and Warranties. The Company hereby represents and warrants that, both immediately before and immediately after giving effect to this Amendment:

(a) The representations and warranties set forth in the LC Facility Documents are true and correct in all material respects, with the same effect as though made on and as of such times, except to the extent any such representation and warranty expressly relates to an earlier date or period (in which case such representation and warranty shall be true and correct in all material respects as of such earlier date or for such earlier period, as the case may be), and except to the extent any such representation and warranty contains a materiality qualification (in which case such representation and warranty shall be true and correct in all respects); and

(b) no Default or Event of Default exists and is continuing on and as of such times.

SECTION 3. Effectiveness. Section 1 of this Amendment shall become effective on the date (such date, if any, the “Amendment No. 6 Effective Date”) that the following conditions have been satisfied:

(a) the Administrative Agent (or its counsel) shall have received from the Company, each Issuer and each LC Participant, in each case, either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment;

(b) the Administrative Agent shall have received an opinion of (i) Gibson, Dunn & Crutcher LLP, counsel to the Credit Parties, (ii) Woodburn and Wedge, Nevada counsel to the Credit Parties and (iii) the General Counsel of the Company, in each case, addressed to the Administrative Agent, the Issuers and the LC Participants, and in form reasonably satisfactory to the Administrative Agent;

(c) the Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Credit Party certifying (i) the names and true signatures of each officer of such Credit Party that has been authorized, as of the date of such certification, to execute and deliver this Amendment or other document required hereunder to be executed and delivered by or on behalf of such Credit Party, (ii) (x) the by-laws (or equivalent Constituent Document) of such Credit Party as in effect on the date of such certification, (y) that there have been no changes in the by-laws (or equivalent Constituent Document) of such Credit Party from the by-laws (or equivalent Constituent Document) of such Credit Party delivered pursuant to Section 3.1(a)(viii) of the LC Facility Agreement or (z) that there have been no changes in the by-laws (or equivalent Constituent Document) of such Credit Party from the by-laws (or equivalent Constituent Document) of such Credit Party delivered to the Administrative Agent on March 19, 2020 or August 13, 2020, as applicable, and (iii) (x) the certificate of incorporation (or equivalent Constituent Document) of such Credit Party as in effect on the date of such certification, (y) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Credit Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to Section 3.1(a)(vii) of the LC Facility Agreement or (z) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Credit Party from the certificate of incorporation (or equivalent Constituent Document) delivered to the Administrative Agent on March 19, 2020 or August 13, 2020, as applicable;

(d) the Administrative Agent shall have received a short form certificate, certified as of a recent date by the Secretary of State of the state of organization of each Credit Party, attesting to the good standing of each such Credit Party; and

(e) the Administrative Agent shall have received, for the account of each LC Participant that has consented to this Amendment prior to 4:00 p.m., New York City time, on September 7, 2023 a fee equal to 0.25% of the aggregate principal amount of such LC Participant’s LC Commitment and the Company shall have paid to Barclays Bank PLC such fees as have been separately agreed in writing prior to the date hereof.

2

SECTION 4. Certain Consequences of Effectiveness; Reaffirmation. On and after the Amendment No. 6 Effective Date, references in the LC Facility Agreement to this “Agreement”, “hereunder”, “hereof”, “herein” or words of similar import and references in the LC Facility Documents to the “Agreement”, “LC Facility Agreement”, “thereunder,” “thereof”, “therein” or words of similar import shall mean, and refer to, the LC Facility Agreement, as amended by this Amendment. Except as expressly set forth herein, this Amendment shall not constitute an amendment or waiver of any provision of the LC Facility Agreement or any other LC Facility Document all of which shall remain in full force and effect and this Amendment shall not be considered a novation of the LC Facility Agreement or any Obligations outstanding thereunder which shall continue to be outstanding under the LC Facility Agreement as amended by this Amendment. Each Credit Party hereby acknowledges and agrees that, following the Amendment No. 6 Effective Date, it shall continue to be bound by the LC Facility Documents to which it is party (in the case of the LC Facility Agreement, as amended by this Amendment) and each of the Credit Parties hereby (i) consents to the execution, delivery and performance of this Amendment and each of the transactions contemplated hereby, (ii) acknowledges and reaffirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of the LC Facility Documents, (iii) acknowledges and agrees that, notwithstanding the effectiveness of this Amendment, the Collateral Documents, the Collateral Trust Joinder – Additional Secured Debt, the Additional Secured Debt Designation and the Guaranty (and any amendments thereto) shall continue in full force and effect and (iv) acknowledges and agrees that all references in the Collateral Documents, the Collateral Trust Joinder – Additional Secured Debt, the Additional Secured Debt Designation and the Guaranty (and any amendments thereto) to the “Agreement”, “LC Facility Agreement”, “thereunder,” “thereof”, “therein” or words of similar import shall be deemed to mean a reference to the LC Facility Agreement as amended by this Amendment. Furthermore, each of the Credit Parties acknowledges and agrees that it is the intention of such party (i) that the Collateral Documents, the Collateral Trust Joinder – Additional Secured Debt and the Additional Secured Debt Designation (and any amendments thereto) and the Liens granted thereby shall not be affected, impaired or discharged hereby or by the transactions contemplated under this Amendment and (ii) the Liens granted by the Collateral Documents, the Collateral Trust Joinder – Additional Secured Debt and the Additional Secured Debt Designation (including any amendments thereto) shall continue unimpaired and with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred.

SECTION 5. Incorporation by Reference. This Amendment shall constitute a “LC Facility Document” for purposes of the LC Facility Agreement. The provisions of Section 11.11, 11.12, 11.13 and 11.17 of the LC Facility Agreement are incorporated herein mutatis mutandis.

[signature pages follow]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

TENET HEALTHCARE CORPORATION

By:	/s/ Owen Morris
Name: Owen Morris
Title: Treasurer

AMERICAN MEDICAL (CENTRAL), INC.
AMI INFORMATION SYSTEMS GROUP, INC.
AMISUB (HEIGHTS), INC.
AMISUB (HILTON HEAD), INC.
AMISUB (SFH), INC.
AMISUB (TWELVE OAKS), INC.
AMISUB OF NORTH CAROLINA, INC.
AMISUB OF SOUTH CAROLINA, INC.
AMISUB OF TEXAS, INC.
ANAHEIM MRI HOLDING, INC.
ATLANTA MEDICAL CENTER, INC.
BROOKWOOD HEALTH SERVICES, INC.
CGH GP, INC.
CGH HOSPITAL, LTD., by: CGH GP, INC., as general partner
COASTAL CAROLINA MEDICAL CENTER, INC.
COMMUNITY HOSPITAL OF LOS GATOS, INC.
DELRAY MEDICAL CENTER, INC.
EAST COOPER COMMUNITY HOSPITAL, INC.
FMC MEDICAL, INC.
FRYE REGIONAL MEDICAL CENTER, INC.
GOOD SAMARITAN MEDICAL CENTER, INC.
HEALTHCARE NETWORK CFMC, INC.
HEALTHCARE NETWORK DPH, INC.
HEALTHCARE NETWORK HOLDINGS, INC.
HEALTHCARE NETWORK LOUISIANA, INC.
HEALTHCARE NETWORK MISSOURI, INC.
HEALTHCARE NETWORK TEXAS, INC.
HEALTHCORP NETWORK, INC.
HEALTH SERVICES CFMC, INC.
HEALTH SERVICES NETWORK HOSPITALS, INC.
HEALTH SERVICES NETWORK TEXAS, INC.
HC HIAELAH HOLDINGS, INC.

[Signature Page – LC Facility Amendment No. 6]

HILTON HEAD HEALTH SYSTEM, L.P., by: TENET PHYSICIAN SERVICES – HILTON HEAD, INC., as general partner
HOSPITAL DEVELOPMENT OF WEST PHOENIX, INC.
LIFEMARK HOSPITALS, INC.
LIFEMARK HOSPITALS OF FLORIDA, INC.
NEW MEDICAL HORIZONS II, LTD. by: HEALTH SERVICES CFMC, INC., as general partner
NORTH FULTON MEDICAL CENTER, INC.
NSMC HOLDINGS, INC.
ORNDA HOSPITAL CORPORATION
PALM BEACH GARDENS COMMUNITY HOSPITAL, INC.
SAINT FRANCIS HOSPITAL – BARTLETT, INC.
SLH VISTA, INC.
SPALDING REGIONAL MEDICAL CENTER, INC.
SRRMC MANAGEMENT, INC.
ST. MARY’S MEDICAL CENTER, INC.
SYLVAN GROVE HOSPITAL, INC.
TENET CALIFORNIA, INC.
TENET FLORIDA, INC.
TENET HEALTHSYSTEM HAHNEMANN, L.L.C.
TENET HEALTHSYSTEM MEDICAL, INC.
TENET HEALTHSYSTEM PHILADELPHIA, INC.
TENET HEALTHSYSTEM ST. CHRISTOPHER’S HOSPITAL FOR CHILDREN, L.L.C.
TENET HOSPITALS LIMITED, by: HEALTHCARE NETWORK TEXAS, INC., as general partner
TENET PHYSICIAN SERVICES — HILTON HEAD, INC.
TH HEALTHCARE, LTD., by: LIFEMARK HOSPITALS, INC., as general partner
VANGUARD HEALTH FINANCIAL COMPANY, LLC
VANGUARD HEALTH HOLDING COMPANY I, LLC
VANGUARD HEALTH HOLDING COMPANY II, LLC

[Signature Page – LC Facility Amendment No. 6]

VANGUARD HEALTH MANAGEMENT, INC.
VANGUARD HEALTH SYSTEMS, INC.
VHS ACQUISITION CORPORATION
VHS ACQUISITION SUBSIDIARY NUMBER 1, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 3, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 7, INC.
VHS ACQUISITION SUBSIDIARY NUMBER 9, INC.
VHS BROWNSVILLE HOSPITAL COMPANY, LLC
VHS CHILDREN’S HOSPITAL OF MICHIGAN, INC.
VHS DETROIT RECEIVING HOSPITAL, INC.
VHS HARLINGEN HOSPITAL COMPANY, LLC
VHS HARPER-HUTZEL HOSPITAL, INC.
VHS HURON VALLEY-SINAI HOSPITAL, INC.
VHS OF ARROWHEAD, INC.
VHS OF ILLINOIS, INC.
VHS OF MICHIGAN, INC.
VHS OF PHOENIX, INC.
VHS REHABILITATION INSTITUTE OF MICHIGAN, INC.
VHS SAN ANTONIO PARTNERS, LLC, by: VHS ACQUISITION SUBSIDIARY NUMBER 5, INC., its managing member, and VHS HOLDING COMPANY, INC.
VHS SINAI-GRACE HOSPITAL, INC.
VHS VALLEY MANAGEMENT COMPANY, INC.
VHS WEST SUBURBAN MEDICAL CENTER, INC.
VHS WESTLAKE HOSPITAL, INC.
WEST BOCA MEDICAL CENTER, INC.

TENET HEALTHCARE CORPORATION

By:	/s/ Owen Morris
Name: Owen Morris
Title: Treasurer

[Signature Page – LC Facility Amendment No. 6]

BBH BMC, LLC
BROOKWOOD BAPTIST HEALTH 1, LLC
DESERT REGIONAL MEDICAL CENTER, INC.
DOCTORS HOSPITAL OF MANTECA, INC.
DOCTORS MEDICAL CENTER OF MODESTO, INC.
FOUNTAIN VALLEY REGIONAL HOSPITAL AND MEDICAL CENTER
JFK MEMORIAL HOSPITAL, INC.
LAKEWOOD REGIONAL MEDICAL CENTER, INC.
LOS ALAMITOS MEDICAL CENTER, INC.
PLACENTIA-LINDA HOSPITAL, INC.
SAN RAMON REGIONAL MEDICAL CENTER, LLC
SIERRA VISTA HOSPITAL, INC.
TWIN CITIES COMMUNITY HOSPITAL, INC.
VHS VALLEY HEALTH SYSTEM, LLC
CHN HOLDINGS, LLC
HCH TUCSON HOLDINGS, LLC
SMSJ TUCSON HOLDINGS, LLC
TUCSON HOSPITAL HOLDINGS, INC.
VHS OF SOUTH PHOENIX, INC.

TENET HEALTHCARE CORPORATION

By:	/s/ Owen Morris
Name: Owen Morris
Title: Assistant Treasurer

[Signature Page – LC Facility Amendment No. 6]

BARCLAYS BANK PLC, as Administrative Agent and as an LC Participant and Issuer

By:	/s/ Evan Moriarty
Name: Evan Moriarty
Title: Vice President

[Signature Page – LC Facility Amendment No. 6]

Royal Bank of Canada, as an LC Participant and Issuer

By:	/s/ Sean Young
Name: Sean Young
Title: Authorized Signatory

[Signature Page – LC Facility Amendment No. 6]

Truist Bank, as an LC Participant and Issuer

By:	/s/ Anton Brykalin
Name: Anton Brykalin
Title: Director

[Signature Page – LC Facility Amendment No. 6]

Bank of America, N.A., as an LC Participant

By:	/s/ Rohan Zanje
Name:	Rohan Zanje
Title:	Vice President

[Signature Page – LC Facility Amendment No. 6]

Citibank N.A., as an LC Participant

By:	/s/ Kevin Ciok
Name:	Kevin Ciok
Title:	Vice President

[Signature Page – LC Facility Amendment No. 6]

Goldman Sachs Bank USA, as an LC Participant

By:	/s/ William Briggs
Name:	William Briggs
Title:	Authorized Signatory

[Signature Page – LC Facility Amendment No. 6]

JPMorgan Chase Bank, N.A., as an LC Participant

By:	/s/ Maurice Dattas
Name:	Maurice Dattas
Title:	Vice President

[Signature Page – LC Facility Amendment No. 6]

Capital One N.A., as an LC Participant

By:	/s/ Jeffrey Thomas
Name:	Jeffrey Thomas
Title:	Duly Authorized Signatory

[Signature Page – LC Facility Amendment No. 6]

Wells Fargo Bank, National Association, as an LC Participant

By:	/s/ Kirk Tesch
Name:	Kirk Tesch
Title:	Managing Director

[Signature Page – LC Facility Amendment No. 6]

Exhibit A

(Attached hereto)

Exhibit A

Up to $200,000,000

LETTER OF CREDIT FACILITY AGREEMENT

Dated as of March 7, 2014

among

TENET HEALTHCARE CORPORATION,

as Company

and

THE LC PARTICIPANTS AND ISSUERS PARTY HERETO

and

BARCLAYS BANK PLC,

as Administrative Agent

* * *

BARCLAYS BANK PLC,

as Sole Lead Arranger and Sole Bookrunner

* * *

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS		1

Section 1.1	Defined Terms	1
Section 1.2	Computation of Time Periods	~~24~~29
Section 1.3	Accounting Terms and Principles	~~24~~29
Section 1.4	Conversion of Foreign Currencies	~~24~~29
Section 1.5	Certain Terms	~~25~~30
Section 1.6	Computation of Letter of Credit Amounts	~~25~~30
Section 1.7	Rates	31

ARTICLE II THE LC FACILITY		~~26~~31

Section 2.1	[Reserved]	~~26~~31
Section 2.2	[Reserved]	~~26~~31
Section 2.3	[Reserved]	~~26~~31
Section 2.4	Letters of Credit	~~26~~31
Section 2.5	Reduction and Termination of the LC Commitments	~~31~~36
Section 2.6	[Reserved]	~~31~~36
Section 2.7	Evidence of Obligations	~~31~~36
Section 2.8	[Reserved]	~~32~~38
Section 2.9	[Reserved]	~~32~~38
Section 2.10	Interest	~~32~~38
Section 2.11	[Reserved]	~~33~~39
Section 2.12	Fees	~~33~~39
Section 2.13	Payments and Computations	~~34~~40
Section 2.14	~~[Reserved]~~Inability to Determine Rates	~~35~~41
Section 2.15	Capital Adequacy	~~35~~41
Section 2.16	Taxes	~~37~~43
Section 2.17	Substitution of LC Participants	~~39~~45
Section 2.18	~~[Reserved]~~Benchmark Replacement Setting	~~40~~46
Section 2.19	Defaulting LC Participant	~~40~~47

ARTICLE III CONDITIONS PRECEDENT		~~42~~49

Section 3.1	Conditions to Effectiveness	~~42~~49
Section 3.2	Conditions Precedent to Each Letter of Credit	~~44~~51
Section 3.3	Determinations of Conditions	~~45~~51

ARTICLE IV REPRESENTATIONS AND WARRANTIES		~~45~~52

Section 4.1	Corporate Existence; Compliance with Law	~~45~~52
Section 4.2	Corporate Power; Authorization; Enforceable Obligations	~~45~~52
Section 4.3	Subsidiaries; Company Information	~~46~~53
Section 4.4	Financial Statements	~~47~~53
Section 4.5	Material Adverse Change	~~47~~54

i

Section 4.6	Solvency	~~47~~54
Section 4.7	Litigation	~~47~~54
Section 4.8	Taxes	~~47~~54
Section 4.9	Full Disclosure	~~48~~55
Section 4.10	Margin Regulations	~~48~~55
Section 4.11	No Burdensome Restrictions; No Defaults	~~48~~55
Section 4.12	Investment Company Act	~~49~~55
Section 4.13	Use of Proceeds	~~49~~56
Section 4.14	Insurance	~~49~~56
Section 4.15	Labor Matters	~~49~~56
Section 4.16	ERISA	~~49~~56
Section 4.17	Environmental Matters	~~50~~56
Section 4.18	Intellectual Property	~~50~~57
Section 4.19	OFAC	~~50~~57
Section 4.20	EEA Financial Institutions	~~50~~57
Section 4.21	Affected Financial Institutions	~~51~~58

ARTICLE V FINANCIAL COVENANT		~~51~~58

ARTICLE VI REPORTING COVENANTS		~~51~~58

Section 6.1	Financial Statements	~~51~~58
Section 6.2	Default Notices	~~53~~60
Section 6.3	Litigation	~~53~~60
Section 6.4	[Reserved]	~~53~~60
Section 6.5	[Reserved]	~~53~~60
Section 6.6	[Reserved]	~~53~~60
Section 6.7	ERISA Matters	~~54~~61
Section 6.8	Environmental Matters	~~54~~61
Section 6.9	[Reserved]	~~54~~61
Section 6.10	Tax Reporting	~~54~~61
Section 6.11	[Reserved]	~~54~~61
Section 6.12	Other Information	~~54~~61

ARTICLE VII AFFIRMATIVE COVENANTS		~~55~~62

Section 7.1	Preservation of Corporate Existence, Etc.	~~55~~62
Section 7.2	Compliance with Laws, Etc.	~~55~~62
Section 7.3	Conduct of Business	~~55~~62
Section 7.4	Payment of Taxes, Etc.	~~55~~62
Section 7.5	Maintenance of Insurance	~~55~~62
Section 7.6	Access	~~56~~63
Section 7.7	Keeping of Books	~~56~~63
Section 7.8	Maintenance of Properties, Etc.	~~56~~63
Section 7.9	Application of Proceeds	~~56~~63
Section 7.10	Additional Collateral and Guarantees	~~57~~64
Section 7.11	Sanctions, Etc.	~~57~~64

ARTICLE VIII NEGATIVE COVENANTS		~~57~~64

Section 8.1	Liens	~~57~~64
Section 8.2	Sale and Lease-Back Transactions	~~59~~66
Section 8.3	Limitation on Issuance of Guarantees by Subsidiaries	~~59~~66
Section 8.4	Sale of Assets	~~60~~67
Section 8.5	Fundamental Changes	~~60~~67

ARTICLE IX EVENTS OF DEFAULT		~~60~~67

Section 9.1	Events of Default	~~60~~67
Section 9.2	Remedies	~~62~~69
Section 9.3	Actions in Respect of Letters of Credit	~~62~~69
Section 9.4	Rescission	~~62~~69

ARTICLE X THE ADMINISTRATIVE AGENT		~~63~~70

Section 10.1	Authorization and Action	~~63~~70
Section 10.2	Administrative Agent’s Reliance, Etc.	~~64~~71
Section 10.3	Posting of Approved Electronic Communications	~~65~~72
Section 10.4	The Administrative Agent Individually	~~66~~73
Section 10.5	LC Participant Credit Decision	~~66~~73
Section 10.6	Indemnification	~~66~~73
Section 10.7	Successor Administrative Agent	~~67~~74
Section 10.8	Concerning the Collateral and the Collateral Documents	~~68~~75
Section 10.9	Withholding Taxes	~~69~~76
Section 10.10	Erroneous Payment	76

ARTICLE XI MISCELLANEOUS		~~69~~79

Section 11.1	Amendments, Waivers, Etc.	~~69~~79
Section 11.2	Assignments and Participations	~~72~~82
Section 11.3	Costs and Expenses	~~75~~85
Section 11.4	Indemnities	~~76~~86
Section 11.5	Limitation of Liability	~~78~~88
Section 11.6	Right of Set-off	~~79~~88
Section 11.7	Sharing of Payments, Etc.	~~79~~89
Section 11.8	Notices, Etc.	~~80~~90
Section 11.9	No Waiver; Remedies	~~82~~92
Section 11.10	Binding Effect	~~82~~92
Section 11.11	Governing Law	~~82~~92
Section 11.12	Submission to Jurisdiction; Service of Process	~~82~~92
Section 11.13	Waiver of Jury Trial	~~83~~94
Section 11.14	Marshaling; Payments Set Aside	~~83~~94
Section 11.15	Section Titles	~~84~~94
Section 11.16	Execution in Counterparts	~~84~~95
Section 11.17	Entire Agreement	~~84~~95

Section 11.18	Confidentiality	~~84~~95
Section 11.19	Patriot Act Notice	~~85~~96
Section 11.20	No LC Participant Parties Implied Duties	~~85~~96
Section 11.21	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~86~~97
Section 11.22	Acknowledgment Regarding Any Supported QFCs	~~87~~97

SCHEDULES

Schedule I	—	LC Commitments
Schedule II	—	Applicable Lending Offices and Addresses for Notices
Schedule 1.1(a)	—	Existing Letters of Credit
Schedule 4.2	—	Consents
Schedule 4.3(a)	—	Domestic Hospital Subsidiaries
Schedule 4.3(b)	—	Company Information
Schedule 4.8	—	Taxes
Schedule 8.1	—	Existing Liens

EXHIBITS

Exhibit A	—	Form of Assignment and Acceptance
Exhibit B	—	Form of Letter of Credit Request
Exhibit C	—	Form of Guaranty
Exhibit D-1	—	Form of U.S. Tax Compliance Certificate
Exhibit D-2	—	Form of U.S. Tax Compliance Certificate
Exhibit D-3	—	Form of U.S. Tax Compliance Certificate
Exhibit D-4	—	Form of U.S. Tax Compliance Certificate

LETTER OF CREDIT FACILITY AGREEMENT, dated as of March 7, 2014, among TENET HEALTHCARE CORPORATION, a Nevada corporation (the “Company”), the LC Participants and Issuers (each as defined herein) from time to time party hereto and BARCLAYS BANK PLC (“Barclays”), as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Company has requested the Issuers issue Letters of Credit (as defined herein) in an aggregate principal amount at any time outstanding not to exceed $180,000,000 (subject to increase to up to $200,000,000 as provided herein).

WHEREAS, in reliance on the agreements of the Company and the LC Participants set forth herein the Issuers have agreed to issue Letters of Credit for the account of the Company on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

Section 1.1 Defined Terms

As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“2013 10-K” means the Company’s Report on Form 10-K with respect to the Fiscal Year ended December 31, 2013, filed with the SEC in accordance with the Exchange Act.

“Additional Secured Debt Designation” means the Additional Secured Debt Designation executed and delivered by the Company to the Collateral Agent on March 7, 2014.

“Administrative Agent” has the meaning specified in the preamble to this Agreement.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected LC Participant” has the meaning specified in Section 2.17 (Substitution of LC Participants).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or that is controlled by or is under common control with such Person. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent Affiliate” has the meaning specified in Section 10.3(c) (Posting of Approved Electronic Communications).

“Agreement” means this Letter of Credit Facility Agreement.

“Amendment No. 1” means that certain Amendment No. 1, dated as of September 15, 2016, among the Company, the Subsidiaries of the Company party thereto, the LC Participants and Issuers party thereto and the Administrative Agent.

“Amendment No. 1 Effective Date” has the meaning assigned to such term in Amendment No. 1.

“Amendment No. 4” means that certain Amendment No. 4, dated as of March 19, 2020, among the Company, the Subsidiaries of the Company party thereto, the LC Participants and Issuers party thereto and the Administrative Agent.

“Amendment No. 4 Effective Date” has the meaning assigned to such term in Amendment No. 4.

“Amendment No. 5” means that certain Amendment No. 5, dated as of July 29, 2020, among the Company, the Subsidiaries of the Company party thereto, the LC Participants party thereto and the Administrative Agent.

“Amendment No. 5 Effective Date” has the meaning assigned to such term in Amendment No. 5.

“Amendment No. 6” means that certain Amendment No. 6, dated as of September 7, 2023, among the Company, the Subsidiaries of the Company party thereto, the LC Participants party thereto and the Administrative Agent.

“Amendment No. 6 Effective Date” has the meaning assigned to such term in Amendment No. 6.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including without limitation the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq.

“Anti-Money Laundering Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to money laundering, including, without limitation, the Patriot Act.

“Applicable Lending Office” means, with respect to each LC Participant the office of such LC Participant specified as its “Lending Office” opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the Assignment and Acceptance by which it became an LC Participant or such other office of such LC Participant as such LC Participant may from time to time specify to the Company and the Administrative Agent.

“Applicable Margin” means (a) with respect to LC Disbursements, 0.50% per annum and (b) with respect to LC Fees, 1.50% per annum.

“Approved Electronic Communications” means each notice, demand, communication, information, document and other material that any Credit Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any LC Facility Document or the transactions contemplated therein, including (a) any supplement to the Guaranty, any joinder to the Stock Pledge Agreement and any other written Contractual Obligation delivered or required to be delivered in respect of any LC Facility Document or the transactions contemplated therein and (b) any Financial Statement, financial and other report, notice, request, certificate and other information material.

“Approved Electronic Platform” has the meaning specified in Section 10.3(a) (Posting of Approved Electronic Communications).

“Approved Fund” means any Fund engaged in investing in commercial loans that is advised or managed by (a) an LC Participant, (b) an Affiliate of an LC Participant or (c) an entity or Affiliate of an entity that administers or manages an LC Participant.

“Arranger” means Barclays Bank PLC, in its capacity as sole lead arranger and sole book runner.

“Asset Disposition” means any sale, lease, transfer or other voluntary disposition (or series of related sales, leases, transfers or dispositions) by the Company or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of (i) any shares of Capital Stock of a Subsidiary of the Company (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or one of its Subsidiaries); (ii) all or substantially all the assets of any division or line of business of the Company or any of its Subsidiaries; or (iii) any other assets of the Company or any of its Subsidiaries outside of the ordinary course of business of the Company or such Subsidiary.

“Assignment and Acceptance” means an assignment and acceptance entered into by an LC Participant and an Eligible Assignee, and accepted by the Administrative Agent and, to the extent required by Section 11.2 (Assignments and Participations), the Company, in substantially the form of Exhibit A (Form of Assignment and Acceptance).

“Attributable Indebtedness” when used in connection with a Sale and Lease-Back Transaction, means, as of the date of determination, (i) as to any capitalized lease obligations, the liability related thereto set forth on the consolidated balance sheet of the Company and (ii) as to any operating lease, the present value (discounted at the rate per annum equal to the rate of interest set forth or implicit in the term of the lease, as determined in good faith by the Board of Directors of the Company) of the total obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which an option to extend such lease has been exercised).

~~“August 2019 Supplemental Indenture” means the Thirty-First Supplemental Indenture, dated as of August 26, 2019, by and among the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, as in effect on September 12, 2019.~~

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Barclays” has the meaning specified in the preamble to this Agreement.

“Base Rate” means, for any ~~period, a fluctuating interest~~day, a rate per annum ~~as shall be in effect from time to time, which rate per annum shall be~~ equal ~~at all times~~ to the highest of ~~the following:~~(a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50%, (c) Term SOFR for a one-month Interest Period in effect on such day plus 1.00% and (d)1.00%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively.

~~(a) the rate of interest determined by Barclays in New York, New York, from time to time, as Barclays’ prime rate;~~

~~(b) 0.5% per annum plus the Federal Funds Rate;~~

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.18(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement or any other LC Facility Document.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) ~~the Eurodollar Rate for a one month Interest Period commencing on such date (or, if such date is not a Business Day, the preceding Business Day) plus 1.00% per annum provided that in the event the Administrative Agent notifies the Company and each LC Participant that it has determined that adequate and reasonable means do not exist for determining the Eurodollar Rate for such Interest Period, the utilization of this clause (c) in determining the Base Rate shall be suspended until the Administrative Agent revokes such notice; and~~a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

~~(d) 1.0% per annum.~~

~~Any change in the Base Rate due to a change in Barclay’s prime rate, the Federal Funds Rate or the Eurodollar Rate shall become effective on the date of change.~~

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any other LC Facility Document in accordance with Section 2.18 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any LC Facility Document in accordance with Section 2.18.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Group Member incurs or otherwise has any obligation or liability, contingent or otherwise.

“BHC Act Affiliate” has the meaning specified in Section 11.22 (Acknowledgment Regarding Any Supported QFCS).

“Borrowing Base” means, at any time, an amount equal to 85% of the net book value of accounts receivable (other than accounts receivable under which the Company or a Subsidiary is the account debtor) of the Company and its Subsidiaries, in each case, arising out of the services rendered or goods sold in the ordinary course of business.

“Business Day” means ~~a~~any day ~~of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to determinations in connection with the Eurodollar Rate, a day on which dealings in Dollar deposits are also carried on in the London interbank market~~that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such state are authorized or required by law to close.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change in Law” means the occurrence after the date of this Agreement or, with respect to any LC Participant, such later date on which such LC Participant becomes a party to this Agreement of (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any LC Participant or the Issuer (or, for purposes of Section 2.15(b) (Capital Adequacy), by any lending office of such LC Participant or by such LC Participant’s or the Issuer’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following: (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; (2) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 40% or more of the total voting power of the Company’s Voting Stock; or (3) the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving Person, and (B) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving Person immediately after such transaction as before the transaction.

“Code” means the U.S. Internal Revenue Code of 1986, as currently amended.

“Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Credit Party in or upon which a Lien is granted under any Collateral Document.

“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A. or any successor thereto pursuant to the Collateral Trust Agreement.

“Collateral Documents” means the Stock Pledge Agreement (as it relates to this Agreement), the Collateral Trust Agreement (as it relates to this Agreement) and any other document executed and delivered by a Credit Party granting a Lien on any of its property to secure payment of the Obligations.

“Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of May 3, 2009, by and among the Company, the other pledgors party thereto, the Collateral Agent and the senior debt representatives from time to time party thereto, as amended, supplemented or otherwise modified prior to the date hereof, and as further supplemented by the Additional Senior Debt Designation and the Collateral Trust Joinder – Additional Secured Debt.

“Collateral Trust Joinder – Additional Secured Debt” means the Collateral Trust Joinder – Additional Secured Debt, executed and delivered by The Bank of New York Mellon Trust Company, N.A., as Secured Debt Representative, to the Collateral Agent.

“Company” has the meaning specified in the preamble to this Agreement.

“Compliance Certificate” has the meaning specified in Section 6.1(c) (Financial Statements).

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of letter of credit requests, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and any other LC Facility Document).

“Consolidated” means, with respect to any Person, the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) attributable to the shareholders of the Company and its Consolidated Subsidiaries for such period determined in accordance with GAAP.

“Consolidated Subsidiaries” means those Subsidiaries that are consolidated with the Company for financial reporting purposes.

“Consolidated Total Assets” means, as of any date of determination, after giving pro forma effect to any acquisition of assets on such date, the sum of the amounts that would appear on the consolidated balance sheet of the Company and its Consolidated Subsidiaries as the total assets of the Company and its Consolidated Subsidiaries.

“Constituent Documents” means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws or operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election or duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person’s Capital Stock.

“Contaminant” means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who (1) was a member of such Board of Directors on the date of this Agreement or (2) was nominated for election or elected to such Board of Directors with the approval of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Contractual Obligation” of any Person means any obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding an LC Facility Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Corporate Chart” means a corporate organizational chart, list or other similar document in each case in form reasonably acceptable to the Administrative Agent and setting forth, for each Person that is a Credit Party, that is subject to Section 7.10 (Additional Collateral and Guarantees) or that is a Subsidiary of any of them, (a) the full legal name of such Credit Party, (b) the jurisdiction of organization, the organizational number (if any) and the tax identification number (if any) of such Credit Party, (c) the location of such Credit Party’s chief executive office (or sole place of business) and (d) the percentage of shares outstanding of each class of such Person’s Capital Stock owned (directly or indirectly) by any Credit Party or any Subsidiary of any of them.

“Covered Entity” has the meaning specified in Section 11.22 (Acknowledgment Regarding Any Supported QFCS).

“Covered Party” has the meaning specified in Section 11.22 (Acknowledgment Regarding Any Supported QFCS).

“Credit Party” means each of the Company, each Guarantor and each other Subsidiary of the Company that executes and delivers an LC Facility Document (other than any such Subsidiary that subsequently is released from its obligations under all such LC Facility Documents in accordance with the terms hereof or thereof).

“Debt” means, with respect to any specified Person, any debt of such Person in respect of borrowed money, including Guarantees related thereto.

“Default” means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

“Default Right” has the meaning specified in Section 11.22 (Acknowledgment Regarding Any Supported QFCS).

“Defaulting LC Participant” means, at any time, an LC Participant as to which the Administrative Agent has notified the Company or has received a notice from the Company pursuant to clause (ii) below that (i) such LC Participant has failed for two or more Business Days to comply with its obligations under this Agreement to make a payment to the Issuer in respect of a Letter of Credit (each a “Funding Obligation”), (ii) such LC Participant has notified the Administrative Agent or Company in writing (and the Company has notified the Administrative Agent thereof in writing), or has stated publicly, that it will not comply with any such Funding Obligations hereunder, (iii) such LC Participant has, for three or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its Funding Obligations hereunder (provided that such LC Participant shall cease to be a Defaulting LC Participant pursuant to this clause (iii) upon receipt of such written confirmation by the Administrative Agent and the Company), (iv) an LC Participant Insolvency Event has occurred and is continuing with respect to such LC Participant (provided that neither the reallocation of Funding Obligations provided for in Section 2.19 (Defaulting LC Participant) as a result of an LC Participant being a Defaulting LC Participant nor the performance by Non-Defaulting LC Participants of such reallocated Funding Obligations will by themselves cause the relevant Defaulting LC Participant to become a Non-Defaulting LC Participant) or (v) such LC Participant becomes subject to a Bail-In Action.

“Documentary Letter of Credit” means any Letter of Credit that is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by any Group Member in the ordinary course of its business.

“Dollar Equivalent” of any amount means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount and (b) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate.

“Dollars” and the sign “$” each mean the lawful money of the United States of America.

“Domestic Hospital Subsidiary” means each of the Company’s current and future direct and indirect Subsidiaries organized in a jurisdiction in the United States that (i) owns or operates a hospital or (ii) has a direct or indirect equity ownership interest in a Subsidiary that owns or operates a hospital, other than, in each of the cases set forth in clauses (i) and (ii), above, any such Subsidiary that is a nonwholly-owned Subsidiary if the Constituent Documents thereof or related joint venture or similar agreements, or applicable law, would (A) prohibit the pledge of the Capital Stock of such Subsidiary without consent of the equity holders thereof (other than the Company or its wholly owned Subsidiaries) or (B) upon the making of such pledge, trigger in favor of the equity holders thereof (other than the Company or its wholly owned Subsidiaries) rights in respect of the Capital Stock of such Subsidiary.

“Domestic Person” means any “United States person” under and as defined in Section 7701(a)(30) of the Code.

“EBITDA” means, for any period, (a) Consolidated Net Income for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income, but without duplication, (i) losses from discontinued operations, (ii) losses attributable to divested or closed businesses, (iii) any provision for income taxes, (iv) any net loss from the sale, consolidation or deconsolidation of facilities, (v) any net income attributable to noncontrolling interests, (vi) Interest Expense, (vii) any extraordinary, non-recurring or unusual expenses or losses, in each case, including any restructuring charges, separation costs or integration costs or losses from the early extinguishment of debt, (viii) impairments of long-lived assets and goodwill, (ix) depreciation and amortization expenses, (x) stock-based-compensation expense, and (xi) other non-operating expenses, net, minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) the cumulative effect (positive or negative, as the case may be) of changes in accounting principle, (ii) income from discontinued operations, (iii) income attributable to divested or closed businesses, (iv) any net credit for taxes, (v) any net income from the sale, consolidation or deconsolidation of facilities, (vi) any net loss attributable to non-controlling interests, (vii) any extraordinary or non-recurring or unusual income or gains or income from the early extinguishment of debt, and (viii) other non-operating income, net.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning assigned to such term in Section 3.1 (Conditions to Effectiveness).

“Eligible Assignee” means (a) an LC Participant or an Affiliate or Approved Fund of any LC Participant, (b) a commercial bank having total assets in excess of $5,000,000,000, (c) a finance company, insurance company or any other financial institution or Fund, in each case reasonably acceptable to the Administrative Agent and regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, in excess of

$250,000,000 (or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or Fund, reasonably acceptable to the Administrative Agent and the Company) or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, in excess of $250,000,000.

“Environmental Laws” means all applicable Requirements of Law now or hereafter in effect and as amended or supplemented from time to time, relating to pollution or the regulation and protection of human or animal health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. § 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. § 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. § 6901 et seq.); the Toxic Substance Control Act, as amended (15 U.S.C. § 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. § 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. § 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. § 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. § 300f et seq.); and each of their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann. § 13:1K-6 et seq.).

“Environmental Liabilities and Costs” means, with respect to any Group Member, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute and whether arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, in each case relating to any environmental, health or safety condition or to any Release or threatened Release and resulting from the past, present or future operations of, or ownership of property by, such Group Member.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations issued thereunder, all as the same may be in effect from time to time.

“ERISA Event” means (a) a reportable event described in Section 4043(b) (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan, (b) the appointment of a trustee by a United States District Court to administer any Title IV Plan, (c) the complete or partial withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (d) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan, (e) with respect to any Multiemployer Plan, the filing of notice of insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA, (f) the filing of a notice of intent to terminate a Title IV Plan (or the treatment of a plan amendment as termination) under Section 4041 of ERISA, (g) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (h) the determination that any Title IV Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) or a Multiemployer Plan is in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (i) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan; (j) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA or an application for a waiver of the minimum funding standard with respect to any Title IV Plan; (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any ERISA Affiliate; (l) the imposition of a lien under Section 412 of the Code or Section 302 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate, (m) the failure of a Benefit Plan or any trust thereunder to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirement of Law to qualify thereunder, (n) the occurrence of a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code involving the assets of any Title IV Plan, or (o) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board.~~

~~“Eurodollar Rate” means a fluctuating rate per annum equal to (x) the rate per annum determined by the Administrative Agent to be the offered rate appearing on the Reuters Screen LIBOR01 Page (or any substitute or successor page or service) for a one-month Interest Period, (y) if the rate in clause (x) above does not appear on such page or service or if such page or service is not available, the rate per annum determined by the Administrative Agent to be the offered rate on such other page or other service which displays an average London Interbank Offered Rate for deposits for a one-month Interest Period or (z) if the rates in clauses (x) and (y) are not available, the rate per annum determined by the Administrative Agent to be the average offered quotation rate by major banks in the London interbank market to the Administrative Agent for deposits for a one-month Interest Period as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period, in each case as adjusted for applicable reserve requirements. Notwithstanding the foregoing, if the Eurodollar Rate as determined above for any period would be less than 0% per annum, then the Eurodollar Rate for such period shall be deemed to be 0% per annum.~~

“Event of Default” has the meaning specified in Section 9.1 (Events of Default).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means, (a) Taxes measured by its net income, franchise and similar Taxes imposed in lieu of net income Taxes, and branch profits taxes, in each case imposed by the jurisdiction (or any political subdivision thereof) (i) under the laws of which an LC Participant, Issuer, or the Administrative Agent (as the case may be) is organized, (ii) in which an LC Participant’s, Issuer’s, or Administrative Agent’s (as the case may be) principal office is located, or (iii) in which an LC Participant’s or Issuer’s (as the case may be) Applicable ~~Lender~~Lending Office is located; (b) any U.S. federal withholding Taxes imposed with respect to payments to a Non-U.S. LC Participant under any LC Facility Document with respect to an interest in a Letter of Credit, LC Disbursement or LC Commitment under laws (including any state, treaty or regulation) in effect on the date on which (i) such LC Participant (or Issuer) acquires such interest in the LC Commitment or, if the LC Participant (or Issuer) did not issue the applicable Letter of Credit or purchase the applicable LC Disbursement pursuant to a prior LC Commitment, such Letter of Credit or LC Disbursement (in each case other than pursuant to an assignment request by the Company under Section 2.17 (Substitution of LC Participants)) or (ii) such LC Participant (or Issuer) changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 2.16 (Taxes), amounts with respect to such Taxes were payable either to such LC Participant’s (or Issuer’s) assignor immediately before such LC Participant (or Issuer) acquired such interest or to such LC Participant (or Issuer) immediately before it changed its Applicable Lending Office; (c) Taxes attributable to the failure of such LC Participant, Issuer, or the Administrative Agent to comply with Section 2.16(f); and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement, dated as of October 19, 2010, among the Company, the lenders and issuers party thereto, Citicorp USA, Inc., as administrative agent (together with its successors, the “ABL Agent”), Bank of America, N.A., as syndication agent, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Capital Finance, LLC, Barclays Capital, GE Capital Markets, Inc. and The Bank of Nova Scotia, as joint book runners, and Wells Fargo Capital Finance, LLC, Barclays Bank PLC, General Electric Capital Corporation and The Bank of Nova Scotia, as co-documentation agents, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced by any other Debt (including by means of sales of debt securities and including any amendment, restatement, modification, renewal, refunding, replacement or refinancing) in whole or in part from time to time.

“Existing Letters of Credit” means the letters of credit identified on Schedule 1.1(a) (Existing Letters of Credit).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof any agreements entered into pursuant to Section 1471(b) of the Code, of as of the date of this Agreement (or any amended or successor version described above).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Financial Statements” means the financial statements of the Group Members referred to in Section 4.4 (Financial Statements) or delivered pursuant to Section 6.1 (Financial Statements).

“Fiscal Quarter” means each of the three month periods ending on March 31, June 30, September 30 and December 31.

“Fiscal Year” means the twelve month period ending on December 31.

“Floor” means a rate of interest equal to 0.00%.

“Fund” means any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funding Obligation” has the meaning specified in the definition of “Defaulting LC Participants.”

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination, subject to Section 1.3.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any central bank or stock exchange.

“Group Member” means, collectively, the Company and its Subsidiaries.

“Group Members’ Accountants” means Deloitte & Touche LLP or other independent nationally-recognized public accountants reasonably acceptable to the Administrative Agent.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Debt.

“Guarantor” means each of the Company’s current and future direct and indirect Subsidiaries organized in a jurisdiction in the United States that (i) owns or operates a hospital or (ii) has a direct or indirect equity ownership interest in a Subsidiary that owns or operates a hospital, other than, in each of the cases (i) and (ii), any such Subsidiary that is a non-wholly-owned Subsidiary if the Constituent Documents thereof or related joint venture or similar agreements, or applicable law, would (A) prohibit the entering into of the Guaranty without the consent of the equity holders thereof (other than the Company or its wholly owned Subsidiaries) or (B) upon the entry into of a Guaranty, trigger in favor of the equity holders thereof (other than the Company or its wholly owned Subsidiaries) rights in respect of the Capital Stock of such Subsidiary.

“Guaranty” means a guaranty, in substantially the form of Exhibit C (Form of Guaranty), executed by the Guarantors.

“Health Care Laws” means all relevant federal and state laws regulating health services or payment, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalty laws (42 U.S.C. § 1320a-7a), the administrative simplification provisions of the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d-1320d-8), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and any other state or federal law, regulation, guidance document, manual provision, program memorandum, opinion letter, or other issuance which regulates kickbacks, patient or program charges, recordkeeping, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation, or any other aspect of providing health care.

“Indemnified Matters” has the meaning specified in Section 11.4 (Indemnities).

“Indemnified Taxes” means (a) any and all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any LC Facility Document, and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 11.4 (Indemnities).

“~~Indentures~~Indenture” means, ~~collectively, (i)~~ the Indenture, dated as of November 6, 2001 (as amended ~~and~~, restated, amended and restated, supplemented or otherwise modified from time to time), between the Company and The Bank of New York Mellon Trust Company, N.A., as ~~Trustee, and (ii) the Indenture, dated as of September 27, 2013 (as amended and supplemented from time to time), between the Company and~~successor trustee to The Bank of New York ~~Mellon Trust Company, N.A., as Trustee, in each case~~, with respect to the Company’s Secured Notes~~, as applicable~~.

“Interest Expense” means, for any period, the consolidated total interest expense of the Company and its Consolidated Subsidiaries for such period plus interest capitalized during such period in accordance with GAAP.

“Interest Period” means a period commencing on a Business Day and ending one month thereafter, subject to availability thereof; provided, however, that:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“IRS” means the Internal Revenue Service of the United States or any successor thereto.

“Issue” means, with respect to any Letter of Credit, to issue, extend the expiry of, renew or increase the maximum face amount (including by deleting or reducing any scheduled decrease in such maximum face amount) of, such Letter of Credit. The terms “Issued” and “Issuance” shall have a corresponding meaning.

“Issuer” means (i) Barclays, (ii) Truist Bank, ~~and~~ (iii) Royal Bank of Canada and (iv) each other LC Participant or Affiliate of an LC Participant that hereafter becomes an Issuer with the approval (with its consent) of the Administrative Agent (such approval not to be unreasonably withheld or delayed) and the Company by agreeing pursuant to an agreement with and in form and substance reasonably satisfactory to the Administrative Agent and the Company to be bound by the terms hereof applicable to Issuers.

“Issuer Sublimit” means, with respect to (i) Barclays, $100,000,000, (ii) Truist Bank, $50,000,000 ~~and~~, (iii) Royal Bank of Canada, $50,000,000 and (iv) any other Issuer, the amount set forth in the applicable agreement pursuant to which such Issuer became an Issuer, in each case, as may be amended from time to time as agreed by the Company, the Administrative Agent and the applicable Issuer.

“Land” of any Person means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased or purported to be owned, leased or hereafter acquired or leased (including, in respect of the Credit Parties, as reflected in the most recent Financial Statements) by such Person.

“LC Commitment” means, with respect to each LC Participant, the commitment of such LC Participant to acquire risk participations in Letters of Credit and purchase LC Disbursements in the aggregate principal amount not to exceed the amount set forth opposite such LC Participant’s name on Schedule 1 to Amendment No. 4, as the same may be adjusted pursuant to any Assignment and Acceptance executed by such LC Participant or otherwise adjusted in accordance with this Agreement.

“LC Disbursement” means the unreimbursed amount of any drawing under any Letter of Credit.

“LC Facility” means the LC Commitments and the provisions herein related to the Letters of Credit.

“LC Facility Documents” means, collectively, this Agreement, the Guaranty, each Letter of Credit Reimbursement Agreement, the Collateral Documents and each certificate, agreement or document executed by a Credit Party and delivered to the Administrative Agent or any LC Participant in connection with or pursuant to any of the foregoing.

“LC Fees” has the meaning specified in Section 2.12(b)(ii) (Letter of Credit Fees).

“LC Obligation Outstandings” means, at any particular time, the Letter of Credit Obligations outstanding at such time.

“LC Participant” means each financial institution or other entity that (a) has an LC Commitment on the Effective Date and (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance or as contemplated by the proviso to the definition of “LC Commitment” above.

“LC Participant Insolvency Event” means that (i) an LC Participant or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such LC Participant or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such LC Participant or its Parent Company. Notwithstanding anything to the contrary above, an LC Participant will not be a Defaulting LC Participant solely by virtue of the ownership or acquisition of any Capital Stock in such LC Participant or its Parent Company by any Governmental Authority.

“Leases” means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

“Letter of Credit” means any letter of credit Issued pursuant to Section 2.4 (Letters of Credit) including the Existing Letters of Credit.

“Letter of Credit Obligations” means, at any time, the Dollar Equivalent of the aggregate of all liabilities at such time of the Company to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, including, without duplication, the sum of (a) the LC Disbursements at such time and (b) the Letter of Credit Undrawn Amounts at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.6 (Computation of Letter of Credit Amounts). For all purposes under this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of Rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letter of Credit Reimbursement Agreement” has the meaning specified in Section 2.4(a)(vi) (Letters of Credit).

“Letter of Credit Request” has the meaning specified in Section 2.4(c) (Letters of Credit).

“Letter of Credit Undrawn Amounts” means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

“Liens” means liens, mortgages, pledges, charges, security interests or other encumbrances.

“Material Adverse Change” means a material adverse change in any of (a) the business, operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the legality, validity or enforceability of any LC Facility Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the ability of the Credit Parties to perform their respective obligations under the LC Facility Documents or (e) the rights and remedies of the Administrative Agent, the LC Participants or the Issuers under the LC Facility Documents.

“Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

“May 2023 Supplemental Indenture” means the Fortieth Supplemental Indenture, dated as of May 16, 2023, by and among the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as successor trustee to The Bank of New York.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA, to which any Group Member or any ERISA Affiliate has or has had any obligation or liability, contingent or otherwise, since the date which is six years immediately preceding the Effective Date.

“Non-Consenting LC Participant” has the meaning specified in Section 11.1(c) (Amendments, Waivers, Etc.).

“Non-Defaulting LC Participant” means, at any time, an LC Participant that is not a Defaulting LC Participant.

“Non-U.S. LC Participant” means each LC Participant or Issuer that is a Non-U.S. Person.

“Non-U.S. Person” means any Person that is not a Domestic Person.

“Obligations” means the Letter of Credit Obligations and all other amounts, obligations, covenants and duties owing by the Company to the Administrative Agent, any LC Participant, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn or other payment thereunder, guaranty, indemnification or otherwise), present or future, arising under this Agreement or any other LC Facility Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all letter of credit, cash management and other fees, interest, charges, expenses, attorneys’ fees and disbursements and other sums chargeable to the Company under this Agreement, any other LC Facility Document and all obligations of the Company under any LC Facility Document to provide credit support for any Letter of Credit Obligation, and shall include all interest, fees and other monetary obligations which, but for the filing of a petition in bankruptcy with respect to the Company, would have accrued on any Obligation, whether or not a claim is allowed against the Company for such interest in the related bankruptcy proceeding.

“OFAC” has the meaning specified in Section 4.20 (OFAC).

“Other Secured Debt” has the meaning specified in Section 8.1 (Liens).

“Other Taxes” has the meaning specified in Section 2.16 (Taxes).

“Parent Company” means, with respect to an LC Participant, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, that is the direct or indirect parent of such LC Participant, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the Capital Stock of such LC Participant.

“Participant” has the meaning specified in Section 11.2(f) (Assignments and Participation).

“Participant Register” has the meaning specified in Section 2.7 (Evidence of Obligations).

“Patriot Act” means the USA Patriot Act of 2001 (31 U.S.C. § 5318 et seq.).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Permit” means any permit, approval, authorization, license, variance, accreditation or permission required from a Governmental Authority under an applicable Requirement of Law or any accrediting organization.

“Permitted Credit Agreement Debt” means Debt outstanding under the Existing Credit Agreement in an amount not to exceed at any time the greater of (x) $1,500,000,000 and (y) the Borrowing Base at such time.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity or a Governmental Authority.

“Pledge Amendment” has the meaning specified in the definition of “Stock Pledge Agreement”.

“Pledgors” has the meaning specified in the definition of “Stock Pledge Agreement”. “Purchasing LC Participant” has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“QFC” has the meaning specified in Section 11.22 (Acknowledgment Regarding Any Supported QFCS).

“QFC Credit Support” has the meaning specified in Section 11.22 (Acknowledgment Regarding Any Supported QFCS).

“Ratable Portion” or (other than in the expression “equally and ratably”) “ratably” means, with respect to any LC Participant, the percentage obtained by dividing (a) the LC Commitment of such LC Participant by (b) the aggregate LC Commitments of all LC Participants (or, at any time after the Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the LC Obligation Outstandings owing to such LC Participant by the aggregate outstanding principal balance of the LC Obligation Outstandings owing to all LC Participants).

“Real Property” of any Person means the Land of such Person, together with the right, title and interest of such Person, if any, in and to the streets, the Land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land and any fixtures appurtenant thereto.

“Register” has the meaning specified in Section 2.7(b) (Evidence of Obligations).

~~“Related Business” means a business affiliated or associated with a hospital or any business related or ancillary to the provision of health care services or information or the investment in, or the management, leasing or operation of, any of the foregoing.~~

“Release” means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned, leased or operated by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

“Requirement of Law” means, with respect to any Person, the common law and all federal, state, local and foreign laws, treaties, rules and regulations, orders, judgments, decrees and other determinations of, concessions, grants, franchises, licenses and other Contractual Obligations with, any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Requisite LC Participants” means, collectively, LC Participants having more than fifty percent (50%) of the aggregate outstanding amount of the LC Commitments or, after the Termination Date, more than fifty percent (50%) of the aggregate LC Obligation Outstandings; provided, that a Defaulting LC Participant shall not be included in the calculation of “Requisite LC Participants” in accordance with Section 11.1(d) (Amendments, Waivers, Etc.).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but, in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

“Sale and Lease-Back Transaction” means any arrangement with any Person (other than the Company or a Subsidiary), or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary for a period of more than three years of any hospital that has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person (other than the Company or a Subsidiary), to which the funds have been or are to be advanced by such Person on the security of the leased property.

“Sanctioned Country” means, at any time, a country, region or territory subject to a sanctions program administered or enforced by OFAC, the U.S. Department of State, the European Union, any European Union Member State, ~~Her~~His Majesty’s Treasury of the United Kingdom or the United Nations Security Council.

“Sanctioned Person” means (a) a Person that is the target of sanctions administered or enforced by OFAC, the U.S. Department of State, the European Union, any European Union Member State, ~~Her~~His Majesty’s Treasury of the United Kingdom or the United Nations Security Council, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization owned or controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, the U.S. Department of State, the European Union, any European Union Member State, ~~Her~~His Majesty’s Treasury of the United Kingdom or the United Nations Security Council.

“Scheduled Termination Date” means ~~September 12~~March 16, ~~2024~~2027 .

“SEC” means the Securities and Exchange Commission.

“Secured Debt” means Debt secured by a Lien upon the property or assets of the Company or any of its direct or indirect Subsidiaries.

“Secured Debt Ratio” means, as of any date of determination, the ratio of (a) Secured Debt to (b) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending prior to such determination date. In the event that the Company or any of its Subsidiaries issues, incurs, creates, assumes, guarantees, redeems, retires or extinguishes any Secured Debt (other than Secured Debt incurred under any revolving credit facility unless such Secured Debt has been permanently repaid and has not been replaced) subsequent to the commencement of the period for which the Secured Debt Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Secured Debt Ratio is made (for purposes of this definition, the “Calculation Date”), then the Secured Debt Ratio shall be calculated giving pro forma effect to such issuance, incurrence, creation, assumption, guarantee, redemption, retirement or extinguishment of Secured Debt, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any of its Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated Secured Debt obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Subsidiary or was merged with or into the Company or any of its Subsidiaries since the beginning of such period shall have made any acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Secured Debt Ratio shall be calculated giving pro forma effect thereto for such period as if such acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in accordance with Regulation S-X under the Securities Act of 1933, as amended, as determined in good faith by a responsible financial or accounting officer of the Company. For purposes of making the computation referred to above, any Secured Debt under a revolving credit facility computed on a pro forma basis shall be computed based upon the amount of such Secured Debt outstanding on the Calculation Date.

“Secured Notes” means ~~(i)~~ the ~~4.625%~~Specified Senior Secured ~~First Lien~~ Notes ~~due 2024, (ii) the 4.875% Senior Secured First Lien Notes due 2026, (iii) the~~and each of the Company’s 5.125% Senior Secured First Lien Notes due 2027, ~~(iv) the 5.125~~4.625% Senior Secured ~~Second~~First Lien Notes due ~~2025 and (v) the 6.250~~2028, 4.250% Senior Secured ~~Second~~First Lien Notes due ~~2027~~2029, 4.375% Senior Secured First Lien Notes due 2030, 6.125% Senior Secured First Lien Notes due 2030 and 6.750% Senior Secured First Lien Notes due 2031.

“Secured Parties” means the LC Participants, the Issuers, the Administrative Agent and any other holder of any Obligation.

“Selling LC Participant” has the meaning specified in Section 11.7 (Sharing of Payments, Etc.).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Purpose Vehicle” means any special purpose funding vehicle identified as such in writing by any LC Participant to the Administrative Agent.

“Specified Senior Secured Notes” means the Company’s 4.875% Senior Secured First Lien Notes due 2026 and 6.250% Senior Secured Second Lien Notes due 2027.

“Standby Letter of Credit” means any Letter of Credit that is not a Documentary Letter of Credit.

“Stock Pledge Agreement” means, the Stock Pledge Agreement, dated as of March 3, 2009, by and among the Company, the other pledgors party thereto from time to time (together with the Company, the “Pledgors”) and The Bank of New York Mellon Trust Company, N.A., as amended, supplemented or otherwise modified prior to the date hereof, and as further amended by the Third Amendment to Stock Pledge Agreement, dated as of March 7, 2014 (the “Pledge Amendment”), by and among the Company, the Pledgors and The Bank of New York Mellon Trust Company, N.A.

“Subsidiary” means, with respect to any Person, (i) any corporation, limited liability company, association or other business entity of which more than 50% of the outstanding voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, managing members or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Substitute Institution” has the meaning specified in Section 2.17 (Substitution of LC Participants).

“Substitution Notice” has the meaning specified in Section 2.17 (Substitution of LC Participants).

“Supported QFC” has the meaning specified in Section 11.22 (Acknowledgment Regarding Any Supported QFCS).

“Tax Affiliate” means, with respect to any Person, (a) any Subsidiary of such Person and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

“Tax Returns” has the meaning specified in Section 4.8(a) (Taxes).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means for any calculation with respect to a Letter of Credit on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the earliest of (a) the Scheduled Termination Date, (b) the ~~date~~Business Day (each, a “Springing Maturity Date”) that is 45 Business Days prior to the maturity date of any Specified Senior Secured Notes but solely to the extent that the principal amount of such series of Specified Senior Secured Notes exceeds $2,500,000,000 as of the date of determination (each, an “Applicable Series”) (unless (i) prior to such applicable Springing Maturity Date, with respect to at least 80% of the aggregate principal amount of any Applicable Series outstanding as of the Amendment No. 6 Effective Date, (A) its maturity date is extended to a date not earlier than one year after the Scheduled Termination Date or (B) such amount is repaid, defeased, discharged or is refinanced with Debt permitted to be incurred under this Agreement or (ii) after giving effect, on a pro forma basis, to the full repayment of such Applicable Series, the Excess Availability Condition (as defined in the Existing Credit Agreement as in effect on the Amendment No. 6 Effective Date) shall have been satisfied on such Springing Maturity Date; provided, that from and after such Springing Maturity Date, the ABL Agent shall implement the Maturity Reserve (as defined in the Existing Credit Agreement as in effect on the Amendment No. 6 Effective Date) until such time that the condition set forth in clause (i)(A) or (B) has been satisfied with respect to such Applicable Series), (c) the date of termination of all of the LC Commitments pursuant to Section 2.5 (Reduction and Termination of the LC Commitments) and (~~c~~d) the date on which the Obligations become due and payable pursuant to Section 9.2 (Remedies).

“Title IV Plan” means a Benefit Plan, other than a Multiemployer Plan, covered by Title IV of ERISA and to which any ERISA Affiliate has any obligation or liability, contingent or otherwise.

“Trust Indenture Act” has the meaning specified in Section 10.1 (Authorization and Action).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unused Commitment Fee” has the meaning specified in Section 2.12(a) (Fees).

“Unused Commitment Fee Rate” means 0.25% per annum; provided that, from and after the date of delivery of a Compliance Certificate with respect to the first full Fiscal Quarter commencing after the Amendment No. 1 Effective Date, such fee shall be increased to 0.375% if the Secured Debt Ratio as of the last day of the relevant Fiscal Quarter is equal to or greater than 3.0 to 1.0 (with each change in the Unused Commitment Fee Rate to take effect on the date of delivery of the relevant Compliance Certificate).

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“U.S. LC Participant” means each LC Participant or Issuer that is a Domestic Person.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.22 (Acknowledgment Regarding Any Supported QFCS).

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2 Computation of Time Periods

In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

Section 1.3 Accounting Terms and Principles

(a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto (including for purpose of measuring compliance with Article V (Financial Covenant)) shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

(b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 6.1 (Financial Statements) is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Company with the agreement of the Group Member’s Accountants and results in a change in any of the calculations required by Article V (Financial Covenant) or VIII (Negative Covenants) that would not have resulted had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change such that the criteria for evaluating compliance with such covenants by the Company shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP, including proposed changes in GAAP with respect to the treatment of operating leases and capital leases, that would affect a calculation that measures compliance with any covenant contained in Article V (Financial Covenant) or VIII (Negative Covenants) shall be given effect until such provisions are amended to reflect such changes in GAAP.

Section 1.4 Conversion of Foreign Currencies

(a) Debt. Debt denominated in any currency other than Dollars shall be calculated using the Dollar Equivalent thereof as of the date of the Financial Statements on which such Debt is reflected.

(b) Dollar Equivalents. The Administrative Agent shall determine the Dollar Equivalent of any amount as required hereby, and a determination thereof by the Administrative Agent shall be conclusive absent manifest error. The Administrative Agent may, but shall not be obligated to, rely on any determination made by any Credit Party in any document delivered to the Administrative Agent. The Administrative Agent may determine or redetermine the Dollar Equivalent of any amount on any date either in its own discretion or upon the request of any LC Participant or Issuer.

(c) Rounding-Off. The Administrative Agent may set up appropriate rounding off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Dollar or cent to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars or in whole cents, as may be necessary or appropriate.

Section 1.5 Certain Terms

(a) The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in, this Agreement.

(b) Unless otherwise expressly indicated herein, (i) references in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement and (ii) the words “above” and “below,” when following a reference to a clause or a sub-clause of any LC Facility Document, refer to a clause or subclause within, respectively, the same Section or clause.

(c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. Unless the prior written consent of the Requisite LC Participants is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

(d) References in this Agreement to any statute shall be to such statute as amended or modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative.

(e) The term “including” when used in any LC Facility Document means “including without limitation” except when used in the computation of time periods.

(f) The terms “LC Participant,” “Issuer” and “Administrative Agent” include, without limitation, their respective successors.

(g) Upon the appointment of any successor Administrative Agent pursuant to Section 10.7 (Successor Administrative Agent), references to Barclays in Section 10.4 (The Administrative Agent Individually) shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

Section 1.6 Computation of Letter of Credit Amounts

The amounts available to be drawn under any Letter of Credit shall be deemed to be the Dollar Equivalent of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or by the terms of any Letter of Credit Request related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.7 Rates.

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Issuer, LC Participant or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE LC FACILITY

Section 2.1 [Reserved]

Section 2.2 [Reserved]

Section 2.3 [Reserved]

Section 2.4 Letters of Credit

(a) On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to Issue at the request of the Company and for the account of the Company (or for the joint account of the Company and any of its Subsidiaries) one or more Letters of Credit from time to time on any Business Day during the period commencing on the Effective Date and ending on the earlier of the Termination Date and 30 days prior to the Scheduled Termination Date; provided, however, that no Issuer shall be under any obligation to Issue (and, upon the occurrence of any of the events described in clauses (ii), (iii), (v) and to the extent relating to any fees owing to the Issuer of such Letter of Credit or its Affiliates, clause (vi)(A) below, shall not Issue) any Letter of Credit upon the occurrence of any of the following:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from Issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuer as of the date of this Agreement and that such Issuer in good faith deems material to it;

(ii) such Issuer shall have received any written notice of the type described in clause (d) below;

(iii) after giving effect to the Issuance of such Letter of Credit, the aggregate LC Obligation Outstandings would exceed the LC Commitments of all LC Participants at such time or unless otherwise agreed to by such Issuer in its sole discretion, if the aggregate LC Obligation Outstandings in respect of Letters of Credit issued by such Issuer would exceed such Issuer’s Issuer Sublimit;

(iv) in the case of Barclays or Royal Bank of Canada, if such Letter of Credit is a Documentary Letter of Credit;

(v) such Letter of Credit is requested to be denominated in any currency other than Dollars; or

(vi) (A) any fees due in connection with a requested Issuance have not been paid, (B) such Letter of Credit is requested to be Issued in a form that is not acceptable to such Issuer or (C) the Issuer for such Letter of Credit shall not have received, in form and substance reasonably acceptable to it and, if applicable, duly executed by the Company, applications, agreements and other documentation (collectively, a “Letter of Credit Reimbursement Agreement”) such Issuer generally employs in the ordinary course of its business for the Issuance of letters of credit of the type of such Letter of Credit.

None of the LC Participants (other than the Issuers in their capacity as such) shall have any obligation to Issue any Letter of Credit. Additionally, notwithstanding the foregoing, in no event shall Bank of America, N.A. or Citibank, N.A., in their respective capacities as Issuers, be required to issue any Letter of Credit (other than the deemed issuance of the Existing Letters of Credit hereunder on the Effective Date) or to extend the expiration date or increase the stated amount of any Existing Letter of Credit, nor shall the Company request such issuance, extension or increase.

(b) In no event shall the expiration date of any Letter of Credit be (i) more than one year after the date of issuance thereof or (ii) after the date that is five Business Days prior to the Termination Date, unless consented to by the applicable Issuer in such Issuer’s sole discretion; provided, however, that any Letter of Credit with a term less than or equal to one year may provide for the automatic renewal thereof for additional periods less than or equal to one year, as long as, on or before the expiration of each such term and each such period, each of the Company and the Issuer of such Letter of Credit shall have the option to prevent such automatic renewal.

(c) In connection with the Issuance of each Letter of Credit, the Company shall give the relevant Issuer and the Administrative Agent at least two Business Days’ prior written notice, in substantially the form of Exhibit B (Form of Letter of Credit Request) (or in such other written or electronic form as is acceptable to the Issuer, including, but not limited to, the executed Letter of Credit Reimbursement Agreement of such Issuer), of the requested Issuance of such Letter of Credit (a “Letter of Credit Request”). Such notice shall be irrevocable and shall specify the Issuer of such Letter of Credit, the currency of issuance and face amount of the Letter of Credit requested, the date of Issuance of such requested Letter of Credit, the date on which such Letter of Credit is to expire (which date shall be a Business Day) and, in the case of an issuance, the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 a.m. (New York City time) and in the case of Royal Bank of Canada not later than 9:30 a.m. (New York City time), on the third Business Day prior to the requested Issuance of such Letter of Credit.

(d) Subject to the satisfaction of the conditions set forth in this Section 2.4, the relevant Issuer shall, on the requested date, Issue a Letter of Credit on behalf of the Company in accordance with such Issuer’s usual and customary business practices. No Issuer shall Issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any LC Participant that one or more of the conditions precedent contained in Section 3.2 (Conditions Precedent to Each Letter of Credit) or clause (a) above (other than those conditions set forth in clauses (a)(i), (a)(vi)(B) and (C) above and, to the extent such clause relates to fees owing to the Issuer of such Letter of Credit and its Affiliates, clause (a)(vi)(A) above) are not on such date satisfied or duly waived and ending when such conditions are satisfied or duly waived. No Issuer shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Letter of Credit) have been satisfied in connection with the Issuance of any Letter of Credit.

(e) The Company agrees that, if requested by the Issuer of any Letter of Credit, it shall execute a Letter of Credit Reimbursement Agreement in respect to any Letter of Credit Issued hereunder. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

(f) Each Issuer shall comply with the following:

(i) give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing), which writing may be a telecopy or electronic mail, of the Issuance of any Letter of Credit Issued by it, of all drawings under any Letter of Credit Issued by it and of the payment (or the failure to pay when due) by the Company of any LC Disbursement (which notice the Administrative Agent shall promptly transmit by telecopy, electronic mail or similar transmission to each LC Participant);

(ii) upon the request of any LC Participant, furnish to such LC Participant copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such LC Participant; and

(iii) ~~no later than 10 Business Days following the last day of each calendar month,~~ provide, on demand, to the Administrative Agent (and the Administrative Agent shall provide a copy to each LC Participant requesting the same) and the Company separate schedules for Documentary Letters of Credit and Standby Letters of Credit Issued by it, in form and substance reasonably satisfactory to the Administrative Agent and the Issuer, setting forth the aggregate Letter of Credit Obligations, in each case outstanding at the end of each month, and any information requested by the Company or the Administrative Agent relating thereto in form and substance reasonably satisfactory to the Issuer.

(g) Immediately upon the Issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each LC Participant, and each LC Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such LC Participant’s Ratable Portion, in such Letter of Credit and the obligations of the Company with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto; provided, that in respect of each LC Participant’s interest and participation in a Letter of Credit with an expiration date on or after the Termination Date, the interest and participation of each LC Participant in such Letter of Credit shall be deemed to have been terminated on the Termination Date.

(h) The Company agrees to pay to the Issuer of any Letter of Credit the amount of all LC Disbursements made by such Issuer under any Letter of Credit within three Business Days after the Company receives notice thereof, irrespective of any claim, set-off, defense or other right that the Company may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Company shall not have repaid such amount to such Issuer pursuant to this clause (h) on the same Business Day or any such payment by the Company is rescinded or set aside for any reason, such LC Disbursement shall bear interest thereon computed from the date on which such LC Disbursement arose to the date of reimbursement, at the rate of interest applicable during such period to LC Disbursements pursuant to Section 2.10(a) (Rate of Interest), and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each LC Participant of such failure, and each LC Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such LC Participant’s Ratable Portion of such LC Disbursement (or the Dollar Equivalent thereof if such payment was made in any currency other than Dollars) in immediately available Dollars. If the Administrative Agent so notifies such LC Participant prior to 11:00 a.m. (New York City time) on any Business Day, such LC Participant shall make available to the Administrative Agent for the account of such

Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by an LC Participant, such LC Participant shall be deemed to have purchased its Ratable Portion of the relevant LC Disbursement in the principal amount of such payment. Whenever any Issuer receives from the Company a payment of an LC Disbursement as to which the Administrative Agent has received for the account of such Issuer any payment from an LC Participant pursuant to this clause (h), such Issuer shall pay over to the Administrative Agent any amount received in respect of the purchased LC Disbursement and, upon receipt of such amount, the Administrative Agent shall promptly pay over to each LC Participant, in immediately available funds, an amount equal to such LC Participant’s Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the LC Participants have paid in respect of such LC Disbursement.

(i) If and to the extent such LC Participant shall not have so made its Ratable Portion of the amount of the payment required by clause (h) above available to the Administrative Agent for the account of such Issuer, such LC Participant agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand any such unpaid amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate and, thereafter, until such amount is repaid to the Administrative Agent for the account of such Issuer, at a rate per annum equal to the rate applicable to such LC Disbursement.

(j) The Company’s obligation to pay each LC Disbursement and the obligations of the LC Participants to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of any of the following:

(i) any lack of validity or enforceability of any Letter of Credit or any LC Facility Document, or any term or provision therein;

(ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any LC Facility Document;

(iii) the existence of any claim, set off, defense or other right that the Company, any other party guaranteeing, or otherwise obligated with, the Company, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, the Administrative Agent or any LC Participant or any other Person, whether in connection with this Agreement, any other LC Facility Document or any other related or unrelated agreement or transaction;

(iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(vi) any other act or omission to act or delay of any kind of the Issuer, the LC Participants, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of the Company’s obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of such Issuer to the Company or any LC Participant. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

Each of the Existing Letters of Credit shall be deemed to be Letters of Credit that have been issued under this Agreement on the Effective Date by the Issuer specified on Schedule 1.01(a) (Existing Letters of Credit).

Section 2.5 Reduction and Termination of the LC Commitments

The Company may, upon at least three Business Days’ prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the respective LC Commitments of the LC Participants; provided, however, that (i) each partial reduction shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) immediately after giving effect to each such reduction, the ~~Letter of Credit~~LC Obligation Outstandings shall not exceed the aggregate remaining LC Commitments.

Section 2.6 [Reserved]

Section 2.7 Evidence of Obligations

(a) Each LC Participant shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of the Company to such LC Participant or Issuer resulting from each LC Disbursement or Issuance of such LC Participant or Issuer from time to time, including the amounts of interest, fees and reimbursements payable and paid to such LC Participant or Issuer from time to time under this Agreement. In addition, each LC Participant or Issuer having sold a participation in any of its Obligations or having identified a Special Purpose

Vehicle as such to the Administrative Agent, acting as a non-fiduciary agent of the Company solely for this purpose and for tax purposes, shall establish and maintain at its address referred to in Section 11.8 (Notices, Etc.) a record of ownership (the “Participant Register”) in which such LC Participant or Issuer shall register by book entry (i) the name and address of each such participant and Special Purpose Vehicle (and each change thereto, whether by assignment or otherwise) and (ii) the rights, interest or obligation of each such participant and Special Purpose Vehicle in any Obligation, in any Letter of Credit, in any LC Commitment, and any LC Disbursement, as the case may be, and in any right to receive payment hereunder; provided that no LC Participant or Issuer shall have an obligation to disclose all or any portion of the Participant Register (including the identity of any participant or Special Purpose Vehicle or any information relating to a participant’s or Special Purpose Vehicle’s interest in any Obligations, Letters of Credit, LC Commitments, LC Disbursements and in any right to receive payment hereunder) to any Person except to the extent that such disclosure is necessary to establish that such LC Commitment, Letter of Credit, or LC Disbursement or other Obligation is in “registered form” within the meaning of Sections 163(f), 187(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations). The entries made in the Participant Register shall be conclusive absent manifest error, and such LC Participant or Issuer shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(b) (i) The Administrative Agent, acting as a non-fiduciary agent of the Company solely for this purpose and for tax purposes, shall establish and maintain at its address referred to in Section 11.8 (Notices, Etc.) a record of ownership (the “Register”) in which the Administrative Agent agrees to register by book entry the Administrative Agent’s, each LC Participant’s and each Issuer’s interest in each Obligation, each Letter of Credit, each LC Commitment and each LC Disbursement, and in the right to receive any payments hereunder and any assignment of any such interest or rights. In addition, the Administrative Agent, acting as a non-fiduciary agent of the Company solely for this purpose and for tax purposes, shall establish and maintain accounts in the Register in accordance with its usual practice in which it shall record (i) the names and addresses of the LC Participants and the Issuers, (ii) the LC Commitments of each LC Participant from time to time, (iii) the amount of each LC Disbursement purchased, (iv) the amount of any principal or interest due and payable, and paid, by the Company to, or for the account of, each LC Participant hereunder, (v) the amount that is due and payable, and paid, by the Company to, or for the account of, each Issuer, including the amount of Letter of Credit Obligations due and payable to an Issuer, and (vi) the amount of any sum received by the Administrative Agent hereunder from the Company, whether such sum constitutes principal or interest, fees, expenses or other amounts due under the LC Facility Documents and each LC Participant’s and Issuer’s, as the case may be, share thereof, if applicable.

(ii) Notwithstanding anything to the contrary contained in this Agreement, the Letter of Credit Obligations are registered obligations and the right, title, and interest of the LC Participants and the Issuers and their assignees in and to such Letter of Credit Obligations shall be transferable only upon notation of such transfer in the Register. This Section 2.7(b) and Section 11.2 (Assignments and Participations) shall be construed so that the LC Disbursements are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations).

(c) The entries made in the Register and in the accounts therein maintained pursuant to clauses (a) and (b) above, to the extent permitted by applicable law, shall be prima facie evidence of the existence and amounts of the obligations recorded therein and shall be conclusive absent manifest error; provided, however, that the failure of any LC Participant or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Company to repay the LC Disbursements in accordance with their terms. In addition, the Credit Parties, the Administrative Agent, the LC Participants and the Issuers shall treat each Person whose name is recorded in the Register as an LC Participant or as an Issuer, as applicable, for all purposes of this Agreement notwithstanding notice to the contrary. Information contained in the Register with respect to any LC Participant or Issuer shall be available for inspection by the Company, the Administrative Agent, such LC Participant or such Issuer at any reasonable time and from time to time upon reasonable prior notice.

Section 2.8 [Reserved]

Section 2.9 [Reserved]

Section 2.10 Interest

(a) Rate of Interest. All LC Disbursements and the outstanding amount of all other Obligations shall bear interest, in the case of LC Disbursements, on the unpaid principal amount thereof from the date such LC Disbursements arise (except that any LC Disbursements resulting from a drawing under a Letter of Credit that is reimbursed by the Company on the day of drawing shall not bear interest) and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time and (B) the Applicable Margin for LC Disbursements.

(b) Interest Payments. Interest accrued on each LC Disbursement shall be payable in arrears on the date of repayment of the related LC Disbursement.

(c) Default Interest. Notwithstanding the rates of interest specified in clause (a) above or elsewhere herein, upon the occurrence of an Event of Default specified in Section 9.1(a), (b), or (f) (Events of Default) and for as long thereafter as such Event of Default shall be continuing, the principal balance of all LC Disbursements and the amount of all other Obligations then due and payable shall, commencing on the date when the applicable Event of Default first occurred bear interest at a rate that is two percent per annum in excess of the rate of interest applicable to such LC Disbursements or other Obligations from time to time. Such interest shall be payable on the date that would otherwise be applicable to such interest pursuant to clause (b) above or otherwise on demand.

(d) Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any LC Facility Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other LC Facility Document. The Administrative Agent will promptly notify the Company and the LC Participants of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Section 2.11 [Reserved]

Section 2.12 Fees

(a) Unused Commitment Fee. The Company agrees to pay in immediately available Dollars to each LC Participant a commitment fee on the actual daily amount by which the LC Commitment of such LC Participant exceeds such LC Participant’s Ratable Portion of the outstanding amount of the aggregate Letter of Credit Obligations (the “Unused Commitment Fee”) from the date hereof through the Termination Date at the Unused Commitment Fee Rate, payable in arrears (x) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the Effective Date and (~~b~~y) on the Termination Date.

(b) Letter of Credit Fees. The Company agrees to pay the following amounts with respect to Letters of Credit issued by any Issuer:

(i) ~~to the Administrative Agent for the account of each~~directly to the Issuer of a Letter of Credit, with respect to each Letter of Credit Issued by such Issuer, an issuance fee equal to 0.125% per annum (or such lesser rate as agreed between the Company and such Issuer) of the Dollar Equivalent of the maximum undrawn face amount of such Letter of Credit, payable quarterly in arrears in Dollars (A) on the first Business Day of each calendar quarter, commencing ~~on~~with the first ~~such Business Day~~date following the issuance of such Letter of Credit ~~and~~, (B) on the Termination Date and (C) thereafter on demand. Computations of the issuance fees shall be made by the Issuer on the basis of a year of 360 days;

(ii) to the Administrative Agent for the ratable benefit of the LC Participants, with respect to each Letter of Credit, a fee (the “LC Fee”) accruing in Dollars at a rate per annum equal to the Applicable Margin on the maximum undrawn face amount of such Letter of Credit, payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit and (B) on the Termination Date; provided, however, that during the continuance of an Event of Default (to the extent that additional interest accrues on the LC Disbursements or other Obligations pursuant to Section 2.10(c) (Default Interest)), such fee shall be increased by two percent per annum (instead of, and not in addition to, any increase pursuant to Section 2.10(c) (Default Interest)) and shall be payable on demand; and

(iii) directly to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer’s standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be. Such customary fees, and standard costs and charges are due and payable in Dollars within ten (10) Business Days of demand and are nonrefundable.

(c) Defaulting LC Participant Fees. Notwithstanding anything in this Agreement to the contrary, during such period as an LC Participant is a Defaulting LC Participant, such Defaulting LC Participant will not be entitled to any fees accruing during such period pursuant to clauses (a) and (b) above (without prejudice to the rights of the LC Participants other than Defaulting LC Participants in respect of such fees); provided, that (i) to the extent that a Ratable Portion of the Letter of Credit Obligations of such Defaulting LC Participant has been reallocated in accordance with Section 2.19(a)(i) (Reallocation of Defaulting LC Participant Commitments) to the Non-Defaulting LC Participants, the fee accruing during such period pursuant to clause (b) above will instead accrue for the benefit of and be payable to such Non-Defaulting LC Participants, pro rata in accordance with their respective LC Commitments, and (ii) to the extent any portion of such Letter of Credit Obligations cannot be so reallocated to such Non-Defaulting LC Participants, such fees will instead accrue for the benefit of and be payable to the Issuer as their interests appear (and the pro rata payment provisions of Section 2.13 (Payments and Computations) will automatically be deemed adjusted to reflect the provisions of this Section 2.12(c)).

Section 2.13 Payments and Computations

(a) The Company shall make each payment hereunder (including fees and expenses) not later than 1:00 p.m. (New York City time) on the day when due, in the currency specified herein (or, if no such currency is specified, in Dollars) to the Administrative Agent at its address referred to in Section 11.8 (Notices, Etc.) in immediately available funds without set-off or counterclaim. The Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the LC Participants, in accordance with the application of payments set forth in clause (f) below for the account of their respective Applicable Lending Offices; provided, however, that amounts payable pursuant to Section 2.15 (Capital Adequacy) or Section 2.16 (Taxes) shall be paid only to the affected LC Participant or LC Participants. Payments received by the Administrative Agent after 11:00 a.m. (New York City time) shall be deemed to be received on the next Business Day.

(b) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days (or, in the case of interest accruing with respect to LC Disbursements, 365 days or 366 days, as applicable), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of a rate of interest hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c) Each payment by the Company of any LC Disbursement (including interest or fees in respect thereof) and each reimbursement of various costs, expenses or other Obligation shall be made in Dollars; provided, however, that (i) the Letter of Credit Reimbursement Agreement for a Letter of Credit may specify another currency for the reimbursement of LC Disbursements in respect of such Letter of Credit prior to purchase thereof by the LC Participants and (ii) other than for payments in respect of an LC Disbursement, LC Facility Documents duly executed by the Administrative Agent may specify other currencies of payment for Obligations created by or directly related to such LC Facility Document.

(d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

(e) Unless the Administrative Agent shall have received notice from the Company to the LC Participants prior to the date on which any payment is due hereunder that the Company will not make such payment in full, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each LC Participant on such due date an amount equal to the amount then due such LC Participant. If and to the extent that the Company shall not have made such payment in full to the Administrative Agent, each LC Participant shall repay to the Administrative Agent forthwith on demand such amount distributed to such LC Participant together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter at the rate applicable to LC Disbursements) for each day from the date such amount is distributed to such LC Participant until the date such LC Participant repays such amount to the Administrative Agent.

(f) All payments and any other amounts received by the Administrative Agent from or for the benefit of the Company shall be applied as follows: first, to pay all Obligations owing to the Administrative Agent for which the Administrative Agent has not then been reimbursed by any LC Participant or the Company, second, to pay all other Obligations then due and payable and third, as the Company so designates.

Section 2.14 ~~[Reserved]~~Inability to Determine Rates. Subject to Section 2.18, if, on or prior to the date of determination of Term SOFR, the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, the Administrative Agent will promptly so notify the Company and each LC Participant.

Subject to Section 2.18, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the Base Rate shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

Section 2.15 Capital Adequacy

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, or similar requirement (including any compulsory loan requirement, insurance charge or similar assessment) against assets of, deposits with or for the account of, or credit extended by, any LC Participant or any Issuer;

(ii) impose on any LC Participant or Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LC Disbursements acquired by such LC Participant or any Letter of Credit or participation therein; or

(iii) subject any LC Participant or Issuer to any Taxes (other than (A) Indemnified Taxes that are indemnified under Section 2.16 (Taxes) and (B) Excluded Taxes);

and the result of any of the foregoing shall be to increase the cost to such LC Participant or Issuer of holding any LC Disbursement (or of maintaining its obligation to acquire any such LC Disbursement) or to increase the cost to such LC Participant or Issuer of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Issuer or Participant hereunder (whether of principal, interest or otherwise), then, upon request of such Issuer of LC Participant, the Company will pay to such Issuer or LC Participant, as the case may be, such additional amount or amounts as will compensate such Issuer or LC Participant, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Issuer or LC Participant determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Issuer’s or LC Participant’s capital or on the capital of such Issuer’s or LC Participant’s holding company, if any, as a consequence of this Agreement or the LC Disbursements acquired by, or participations in Letters of Credit held by, such LC Participant, or the Letters of Credit issued by the Issuer, to a level below that which such Issuer or LC Participant or such Issuer’s or LC Participant’s holding company could have achieved but for such Change in Law (taking into consideration such Issuer’s or LC Participant’s policies and the policies of such Issuer’s or LC Participant’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay to such Issuer or LC Participant, as the case may be, such additional amount or amounts as will compensate such Issuer or LC Participant or such Issuer’s or LC Participant’s holding company for any such reduction suffered.

(c) A certificate of an Issuer or LC Participant setting forth the amount or amounts necessary to compensate such Issuer or LC Participant or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Issuer or LC Participant, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Issuer or LC Participant to demand compensation pursuant to this Section shall not constitute a waiver of such Issuer’s or LC Participant’s right to demand such compensation; provided that the Company shall not be required to compensate an Issuer or LC Participant pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Issuer or LC Participant, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Issuer’s or LC Participant’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16 Taxes

(a) Except as required by applicable law, any and all payments by any Credit Party under any LC Facility Document shall be made free and clear of and without deduction for any and all present or future Taxes. If any applicable law requires the deduction or withholding of any Tax from any such payment by any applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as may be necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.16), such LC Participant or such Issuer (or the Administrative Agent, in the case of a payment received by the Administrative Agent for its own account) receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b) In addition, each Credit Party agrees to pay any present or future stamp, court or documentary Taxes or any other excise, property, intangible, recording, filing or similar Taxes arising from any payment made under any LC Facility Document or from the execution, delivery, performance, enforcement, or registration of, or otherwise with respect to, any LC Facility Document (collectively, “Other Taxes”).

(c) Each Credit Party shall, jointly and severally, indemnify each LC Participant, each Issuer and the Administrative Agent for the full amount of any Indemnified Taxes (including any Indemnified Taxes imposed by any jurisdiction on amounts payable under this Section 2.16) payable or paid by (or required to be withheld or deducted from a payment to) such LC Participant, such Issuer or the Administrative Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted. This indemnification shall be made within 10 days from the date such LC Participant, such Issuer or the Administrative Agent (as the case may be) makes written demand therefor.

(d) Within 30 days after the date of any payment of Taxes or Other Taxes by any Credit Party, the Company shall furnish to the Administrative Agent, at its address referred to in Section 11.8 (Notices, Etc.), the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to the Administrative Agent.

(e) Without prejudice to the survival of any other agreement of any Credit Party hereunder or under any other LC Facility Document, the agreements and obligations of such Credit Party contained in this Section 2.16 shall survive the payment in full of the Obligations.

(f) Each LC Participant that is entitled to an exemption from withholding Tax, or that is subject to such Tax at a reduced rate, shall provide the Administrative Agent and the Company, at the time or times reasonably requested by the Administrative Agent or the Company, properly completed and executed documentation certifying as to such LC Participant’s (or Issuer’s) entitlement to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such LC Participant under any LC Facility Document. Each such LC Participant shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documentation required below in this Section 2.16(f), obsolete, expired or inaccurate in any material respect), promptly provide Administrative Agent and the Company with updated or other appropriate documentation (including any new documentation reasonably requested by the Administrative Agent or the Company)) or promptly notify the Administrative Agent and the Company in writing of its inability to do so.

Without limiting the foregoing,

(i) Each Non-U.S. LC Participant shall deliver to the Administrative Agent and the Company, on or before the date on which it becomes a party to this Agreement, two completed originals of each of the following, as applicable:

(A) IRS Form W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business) or any successor form, (B) IRS Form W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) or any successor form, (C) in the case of a Non-U.S. LC Participant claiming exemption under Sections 871(h) or 881(c) of the Code, (1) IRS Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and (2) a certificate substantially in the form of Exhibit D-1 to the effect that such Non-U.S. LC Participant is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”), (D) to the extent a Non-U.S. LC Participant is not the beneficial owner, IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. LC Participant is a partnership and one or more direct or indirect partners of such Non-U.S. LC Participant are claiming exemption from U.S. withholding tax under the portfolio interest exemption, such Non-U.S. LC Participant may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner, or (E) any other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. LC Participant’s entitlement to such exemption from U.S. withholding tax or reduced rate with respect to any payments to be made to such Non-U.S. LC Participant under the LC Facility Documents.

(ii) Each U.S. LC Participant shall provide the Administrative Agent and the Company, on or before the date on which it becomes a party to this Agreement, with two completed originals of IRS Form W-9 (certifying that such U.S. LC Participant is entitled to an exemption from U.S. backup withholding tax) or any successor form.

(iii) If a payment made to an LC Participant or Issuer under any LC Facility Document would be subject to U.S. federal withholding Tax imposed by FATCA if such LC Participant or Issuer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such LC Participant or Issuer shall deliver to the Administrative Agent and the Company at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent or the Company such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Agent or the Company as may be necessary for the Administrative Agent or the Company to comply with their obligations under FATCA, to determine whether or not such LC Participant or Issuer has complied with such LC Participant’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.16(f)(iii), “FATCA” shall include any amendments made to FATCA after the date hereof.

Notwithstanding any other provision of this Section 2.16(f), no LC Participant or Issuer shall be required to deliver any form or other documentation that such LC Participant or Issuer is not legally eligible to deliver.

(g) Any LC Participant claiming any additional amounts payable pursuant to this Section 2.16 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such LC Participant, subject such LC Participant to any unreimbursed cost or expense or be otherwise disadvantageous to such LC Participant.

Section 2.17 Substitution of LC Participants

(a) In the event that (i) any LC Participant makes a claim under Section 2.15 (Capital Adequacy), (ii) any Credit Party is required to make any payment pursuant to Section 2.16 (Taxes) that is attributable to a particular LC Participant or (iii) any LC Participant becomes a Defaulting LC Participant (any such LC Participant, an “Affected LC Participant”), the Company may substitute any LC Participant and, if reasonably acceptable to the Administrative Agent, any other Eligible Assignee (a “Substitute Institution”) for such Affected LC Participant hereunder, after delivery of a written notice (a “Substitution Notice”) by the Company to the Administrative Agent and the Affected LC Participant within a reasonable time following the occurrence of any of the events described in clauses (i) through (iii) above that the Company intends to make such substitution; provided, however, that, if more than one LC Participant claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Company within 30 days of each other, then the Company may substitute all, but not (except to the extent the Company has already substituted one of such Affected LC Participants before the Company’s receipt of the other Affected LC Participants’ claim) less than all, LC Participants making such claims.

(b) If the Substitution Notice was properly issued under this Section 2.17, the Affected LC Participant shall sell, and the Substitute Institution shall purchase, all rights and claims of such Affected LC Participant under the LC Facility Documents, and the Substitute Institution shall assume, and the Affected LC Participant shall be relieved of, the Affected LC Participant’s LC Commitments and all other prior unperformed obligations of the Affected LC Participant under the LC Facility Documents (other than in respect of any damages (which, pursuant to Section 11.5 (Limitation of Liability), do not include exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Such purchase and sale (and the corresponding assignment of all rights and claims hereunder) shall be recorded in the Register maintained by the Administrative Agent and shall be effective on (and not earlier than) the later of (i) the receipt by the Affected LC Participant of all ~~Letter of Credit~~LC Obligation Outstandings owing to such LC Participant, together with any other Obligations then due and owing to it, (ii) the receipt by the Administrative Agent of an agreement in form and substance satisfactory to it and the Company whereby the Substitute Institution shall agree to be bound by the terms hereof and (iii) the payment in full to the Affected LC Participant in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date. Upon the effectiveness of such sale, purchase and assumption, the Substitute Institution shall become a “LC Participant” hereunder for all purposes of this Agreement having an LC Commitment in the amount of such Affected LC Participant’s LC Commitment assumed by it and such LC Commitment of the Affected LC Participant shall be terminated; provided, however, that all indemnities under the LC Facility Documents shall continue in favor of such Affected LC Participant.

(c) Each LC Participant agrees that, if it becomes an Affected LC Participant and its rights and claims are assigned hereunder to a Substitute Institution pursuant to this Section 2.17, it shall execute and deliver to the Administrative Agent an Assignment and Acceptance to evidence such assignment; provided, however, that the failure of any Affected LC Participant to execute an Assignment and Acceptance shall not render such assignment invalid.

Section 2.18 ~~[Reserved]~~Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other LC Facility Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Company may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected LC Participants and the Company so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Issuers comprising the Requisite LC Participants. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.18(a)(i) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other LC Facility Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other LC Facility Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Company and the LC Participants of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Company of the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any LC Participant (or group of LC Participants) pursuant to this Section 2.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other LC Facility Document, except, in each case, as expressly required pursuant to this Section 2.18.

Section 2.19 Defaulting LC Participant

(a) Reallocation of Defaulting LC Participant LC Commitments. If an LC Participant becomes, and during the period it remains, a Defaulting LC Participant, the following provisions shall apply with respect to any outstanding and future Letter of Credit Obligations:

(i) in the case of each Defaulting LC Participant, the Ratable Portion of such Defaulting LC Participant with respect to any such outstanding and future Letter of Credit Obligations (other than LC Disbursements previously purchased by such LC Participant) will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the date such LC Participant becomes a Defaulting LC Participant) among the LC Participants that are Non-Defaulting LC Participants pro rata in accordance with such Non-Defaulting LC Participants’ respective LC Commitments; provided, that (A) no Default or Event of Default shall be continuing at the time of such reallocation, (B) the sum of each Non-Defaulting LC Participant’s Ratable Portion of the LC Obligation Outstandings (other than LC Disbursements previously purchased by Defaulting LC Participant) may not in any event exceed the LC Commitment of such Non-Defaulting LC Participant as in effect at the time of such reallocation and (C) subject to Section 11.21 (Acknowledgment and Consent to Bail-In of Affected Financial Institutions), neither such reallocation nor any payment by a Non-Defaulting LC Participant pursuant thereto will constitute a waiver or release of any claim the Company, the Administrative Agent, any Issuer or any other LC Participant may have against such Defaulting LC Participant, or cause such Defaulting LC Participant to be a Non-Defaulting LC Participant;

(ii) in the case of each Defaulting LC Participant, to the extent that any portion (the “unreallocated portion”) of the Ratable Portion of such Defaulting LC Participant with respect to any such outstanding and future Letter of Credit Obligations (other than LC Disbursements previously purchased by such Defaulting LC Participant) cannot be so reallocated, whether by reason of the first proviso in clause (i) above or otherwise, the Company will, not later than five Business Days after demand by the Administrative Agent (at the direction of the Issuer), (A) provide a “back-to-back” letter of credit from a financial institution acceptable to the Administrative Agent in the amount of 105% of the unreallocated portion in respect of such Letter of Credit Obligations, or (B) make other arrangements reasonably satisfactory to the Administrative Agent, and to the Issuer in their reasonable discretion, to protect them against the risk of non-payment by such Defaulting LC Participant; and

(iii) in the case of each Defaulting LC Participant, any amount paid by the Company for the account of such Defaulting LC Participant under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting LC Participant, but will instead be retained by the Administrative Agent in a segregated, non-interest bearing account until (subject to Section 2.12(c) (Defaulting LC Participant Fees)) the termination of the LC Commitments and payment in full of all the Obligations and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first to the payment of any amounts owing by such Defaulting LC Participant to the Administrative Agent under this Agreement, second to the payment of any amounts owing by such Defaulting LC Participant to any Issuing LC Participant (pro rata as to the respective amounts owing to each of them) under this Agreement, third to the payment of post-default interest and then current interest due and payable to the LC Participants hereunder other than Defaulting LC Participants, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth to the payment of fees then due and payable to the Non-Defaulting LC Participants hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fifth to pay principal and LC Disbursements then due and payable to the Non-Defaulting LC Participants hereunder ratably in accordance with the amounts thereof then due and payable to them, sixth to the ratable payment of other amounts then due and payable to the Non-Defaulting LC Participants, and seventh after payment in full of all amounts described above, to pay amounts owing under this Agreement to such Defaulting LC Participant or as a court of competent jurisdiction may otherwise direct.

(b) [Reserved].

(c) Termination of Defaulting LC Participant LC Commitments. The Company may terminate the unused amount of the LC Commitment of a Defaulting LC Participant upon not less than 3 Business Days’ prior notice to the Administrative Agent (who will promptly notify the LC Participants thereof), and in such event the provisions of Section 2.13 (Payments and Computations) will apply to all amounts thereafter paid by the Company for the account of such Defaulting LC Participant under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided, that such termination will not be deemed to be a waiver or release of any claim the Company, the Administrative Agent, the Issuer or any LC Participant may have against such Defaulting LC Participant.

(d) Cure. If the Company, Administrative Agent and the Issuer, as applicable, agree in writing in their discretion that an LC Participant that is a Defaulting LC Participant should no longer be deemed to be a Defaulting LC Participant, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.19(a) (Defaulting LC Participant)), such LC Participant will, to the extent applicable, purchase such portion of outstanding LC Disbursements of the other LC Participants and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause such LC Participant’s Ratable Portion to be on a pro rata basis in accordance with their respective LC Commitment, whereupon such LC Participant will cease to be a Defaulting LC Participant and will become a Non-Defaulting LC Participant; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while such LC Participant was a Defaulting LC Participant; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting LC Participant to Non-Defaulting LC Participant will constitute a waiver or release of any claim of any party hereunder arising from such LC Participant having been a Defaulting LC Participant.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1 Conditions to Effectiveness

The effectiveness of this Agreement, and the obligation of each Issuer to Issue Letters of Credit on the Effective Date, if any, shall be subject to the satisfaction or due waiver in accordance with Section 11.1 (Amendments, Waivers, Etc.) of each of the following conditions precedent (the date on which such conditions are satisfied or waived being herein called the “Effective Date”).

(a) Certain Documents. The Administrative Agent shall have received on or prior to the Effective Date each of the following, each dated the Effective Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent:

(i) this Agreement, duly executed and delivered by the Company;

(ii) the Guaranty, duly executed by each Guarantor;

(iii) (x) the Pledge Amendment, duly executed by the Company and each Pledgor and The Bank of New York Mellon Trust Company, N.A., and (y) the Additional Secured Debt Designation, duly executed by the Company and the Collateral Agent, in each case, in the form previously provided to the Administrative Agent and LC Participants;

(iv) evidence satisfactory to the Administrative Agent that the Collateral Agent (for the benefit of the Secured Parties) shall have a valid and perfected security interest in the Collateral;

(v) [reserved];

(vi) a favorable opinion of (A) Gibson, Dunn & Crutcher LLP, counsel to the Credit Parties, (B) counsel to the Credit Parties in Nevada and (C) Deputy General Counsel of the Company, in each case addressed to the Administrative Agent and the LC Participants and addressing such other matters as any LC Participant through the Administrative Agent may reasonably request;

(vii) a copy of the articles or certificate of incorporation (or equivalent Constituent Document) of each Credit Party, certified as of a recent date by the Secretary of State of the state of organization of such Credit Party, together with certificates of such official attesting to the good standing of each such Credit Party;

(viii) a certificate of the Secretary or an Assistant Secretary of each Credit Party certifying (A) the names and true signatures of each officer of such Credit Party that has been authorized to execute and deliver any LC Facility Document or other document required hereunder to be executed and delivered by or on behalf of such Credit Party, (B) the by-laws (or equivalent Constituent Document) of such Credit Party as in effect on the date of such certification, (C) the resolutions of such Credit Party’s Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other LC Facility Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Credit Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to clause (vii) above;

(ix) [reserved];

(x) a certificate of a Responsible Officer to the effect that (A) the Credit Parties, taken as a whole, are Solvent on the Effective Date, (B) the condition set forth in Section 3.2(b) (Conditions Precedent to Each Letter of Credit) has been satisfied and (C) no action, suit, investigation, litigation or proceeding not disclosed in the 2013 10-K has been commenced against any Credit Party or any of its Subsidiaries that (x) could have a Material Adverse Effect or (y) restrains, prevents or imposes or can reasonably be expected to impose materially adverse conditions upon the LC Facility or the transactions contemplated hereby; and

(xi) such other certificates, documents, agreements and information respecting any Credit Party as any LC Participant through the Administrative Agent may reasonably request.

(b) [reserved].

(c) Fee and Expenses Paid. There shall have been paid to the Administrative Agent, for the account of the Arranger, the Administrative Agent and the LC Participants, as applicable, all fees and expenses (including reasonable fees and expenses of counsel) due and payable on or before the Effective Date.

Section 3.2 Conditions Precedent to Each Letter of Credit

The obligation of each Issuer on any date (including the Effective Date) to Issue any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

(a) Request for Issuance of Letter of Credit. The Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.

(b) Representations and Warranties; No Defaults. The following statements shall be true on the date of such Issuance, both before and after giving effect thereto:

(i) the representations and warranties set forth in Article IV (Representations and Warranties) and in the other LC Facility Documents shall be true and correct on and as of the Effective Date and shall be true and correct in all material respects on and as of any such date after the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; and

(ii) no Default or Event of Default shall have occurred and be continuing.

(c) No Legal Impediments. The Issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following the Issuance of such Letter of Credit and is not enjoined, temporarily, preliminarily or permanently.

Each submission by the Company to an Issuer of a Letter of Credit Request, and the Issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Company as to the matters specified in clause (b) above on the date of the Issuance of such Letter of Credit.

Section 3.3 Determinations of Conditions

For purposes of determining compliance with the conditions specified in Section 3.1 (Conditions to Effectiveness), each LC Participant shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the LC Participants unless an officer of the Administrative Agent responsible for the transactions contemplated by the LC Facility Documents shall have received notice from such LC Participant prior to the initial Issuance of a Letter of Credit hereunder specifying its objection thereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the LC Participants, the Issuers and the Administrative Agent to enter into this Agreement, the Company represents and warrants each of the following to the LC Participants, the Issuers and the Administrative Agent, on and as of the Effective Date and after giving effect to the Issuance of any Letters of Credit and the other financial accommodations on the Effective Date, if any, and on and as of each date as required by Section 3.2(b)(i) (Conditions Precedent to Each Letter of Credit):

Section 4.1 Corporate Existence; Compliance with Law

Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law (including all Health Care Laws) except where the failure to be in compliance would not, in the aggregate, have a Material Adverse Effect, (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for Permits or filings that can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not, in the aggregate, have a Material Adverse Effect, and (g) is in compliance in all material respects with all laws relating to terrorism or money laundering, including the Patriot Act.

Section 4.2 Corporate Power; Authorization; Enforceable Obligations

(a) The execution, delivery and performance by each Credit Party of the LC Facility Documents to which it is a party and the consummation of the transactions contemplated thereby:

(i) are within such Credit Party’s corporate, limited liability company, partnership or other powers;

(ii) have been or, at the time of delivery thereof pursuant to Article III (Conditions Precedent), will have been duly authorized by all necessary action, including the consent of shareholders, partners and members where required;

(iii) do not and will not (A) contravene or violate such Credit Party’s or any of its Subsidiaries’ respective Constituent Documents, (B) violate any other Requirement of Law applicable to such Credit Party (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to such Credit Party, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any other material Contractual Obligation of such Credit Party or any of its Subsidiaries or (D) result in the creation or imposition of any Lien upon any property of such Credit Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents; and

(iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on Schedule 4.2 (Consents) and that have been or will be, prior to the Effective Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3.1 (Conditions to Effectiveness), and each of which on the Effective Date will be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.

(b) This Agreement has been, and each of the other LC Facility Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Credit Party party thereto. This Agreement is, and the other LC Facility Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Credit Party party thereto, enforceable against such Credit Party in accordance with its terms.

Section 4.3 Subsidiaries; Company Information

(a) Set forth on Schedule 4.3(a) (Domestic Hospital Subsidiaries) is a complete and accurate list showing, as of the Effective Date, all Domestic Hospital Subsidiaries of the Company and, as to each such Domestic Hospital Subsidiary, the jurisdiction of its organization. No Capital Stock of any Guarantor is subject to any outstanding option, warrant, right of conversion or purchase of any similar right. All of the outstanding Capital Stock of each Guarantor owned (directly or indirectly) by the Company has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Company or a Guarantor, free and clear of all Liens (other than Liens permitted pursuant to Section 8.1 (Liens)), options, warrants, rights of conversion or purchase or any similar rights.

(b) Schedule 4.3(b) (Company Information) sets forth as of the Effective Date the name, address of principal place of business and tax identification number of the Company.

Section 4.4 Financial Statements

The Consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2013, and the related Consolidated statements of income and cash flows of the Company and its Subsidiaries for the fiscal year then ended, certified by Deloitte & Touche LLP, copies of which have been furnished to each LC Participant, fairly present the Consolidated financial condition of the Company and its Subsidiaries as at such dates and the Consolidated results of the operations of the Company and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

Section 4.5 Material Adverse Change

Since December 31, 2013, there has been no Material Adverse Change and there have been no events or developments that, in the aggregate, have had a Material Adverse Effect.

Section 4.6 Solvency

Both before and after giving effect to (a) the Letter of Credit Obligations to be extended on the Effective Date or such other date as Letter of Credit Obligations requested hereunder are extended and (b) the payment and accrual of all transaction costs in connection with the foregoing, the Credit Parties, taken as a whole, are Solvent.

Section 4.7 Litigation

Except as disclosed in the 2013 10-K, there are no pending or, to the knowledge of any Group Member, threatened actions, investigations, litigations, or proceedings affecting the Company or any of its Subsidiaries before any court, Governmental Authority or arbitrator other than those that, in the aggregate, (x) could not have a Material Adverse Effect or (y) do not restrain, prevent or impose or can reasonably be expected to impose materially adverse conditions upon the LC Facility or the transactions contemplated hereby. The performance of any action by any Credit Party required or contemplated by any LC Facility Document is not restrained or enjoined (either temporarily, preliminarily or permanently).

Section 4.8 Taxes

(a) All federal, and other material state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by the Company or any of its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all Taxes reflected therein or otherwise due and payable have been paid except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Company or such Tax Affiliate in conformity with GAAP. Except as disclosed on Schedule 4.8 (Taxes), no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. The Company and each of its Tax Affiliates have complied in all material respects with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

(b) Except as disclosed on Schedule 4.8 (Taxes), none of the Company or any of its Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return or the assessment or collection of any charges, (ii) incurred any obligation under any tax sharing agreement or arrangement other than those of which the Administrative Agent has received a copy prior to the date hereof or (iii) been a member of an affiliated, combined or unitary group other than the group of which the Company (or its Tax Affiliate) is the common parent.

Section 4.9 Full Disclosure

The information prepared or furnished by or on behalf of any Group Member in connection with this Agreement or the consummation of the transactions contemplated hereunder and thereunder taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not materially misleading in light of the circumstances under which such statements were made.

Section 4.10 Margin Regulations

The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board) and no Letter of Credit will be used directly or indirectly to acquire any such margin stock or in violation of Regulation T, U or X of the Federal Reserve Board.

Section 4.11 No Burdensome Restrictions; No Defaults

(a) No Group Member (i) is a party to any Contractual Obligation the compliance with one or more of which would have, in the aggregate, a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under Section 8.1 (Liens)) on the assets of any thereof or (ii) is subject to one or more charter or corporate restrictions that would, in the aggregate, have a Material Adverse Effect.

(b) No Group Member is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Company, no other party is in default under or with respect to any Contractual Obligation owed to any Credit Party or to any Subsidiary of any Credit Party, other than, in either case, those defaults that, in the aggregate, would not have a Material Adverse Effect.

(c) No Default or Event of Default has occurred and is continuing.

(d) To the best knowledge of the Company, there are no Requirements of Law applicable to any Credit Party or any Subsidiary of any Credit Party the compliance with which by such Credit Party or such Subsidiary, as the case may be, would, in the aggregate, have a Material Adverse Effect.

Section 4.12 Investment Company Act

No Group Member is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Section 4.13 Use of Proceeds

The Letters of Credit are being used by the Company solely for general corporate purposes. No Letter of Credit will be issued to support any Debt, and the Company will not utilize any Letter of Credit (i) for the purpose of incurring any Debt, (ii) in violation of the Foreign Corrupt Practices Act of 1977, as amended and no Letter of Credit will be used directly or indirectly to acquire any such margin stock or in violation of Regulation T, U or X of the Federal Reserve Board.

Section 4.14 Insurance

All policies of insurance of any kind or nature of the Company or any of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person. None of the Company or any of its Subsidiaries has been refused insurance for any material coverage for which it had applied or had any policy of insurance terminated (other than at its request).

Section 4.15 Labor Matters

(a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving any Group Member, other than those that, in the aggregate, would not have a Material Adverse Effect.

(b) There are no unfair labor practices, grievances, complaints or arbitrations pending, or, to any Group Member’s knowledge, threatened, against or involving any Group Member, nor are there any arbitrations or grievances threatened involving any Group Member, other than those that, in the aggregate, would not have a Material Adverse Effect.

Section 4.16 ERISA

(a) Except for those that would not, in the aggregate, have a Material Adverse Effect, (i) each Benefit Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law, (ii) there are no existing or pending (or, to the knowledge of any Group Member, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan to which any Group Member incurs or otherwise has or could have an obligation or any liability and (iii) no ERISA Event is reasonably expected to occur.

(b) On the date of this Agreement, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding.

Section 4.17 Environmental Matters

The operations of each Group Member have been and are in compliance with all Environmental Laws, including obtaining and complying with all required environmental, health and safety Permits, other than non-compliances that, in the aggregate, would not have a Material Adverse Effect.

Section 4.18 Intellectual Property

Each Group Member owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, Internet domain names, franchises, authorizations and other intellectual property rights that are necessary for the operations of its respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of any Group Member, that would result in a Material Adverse Effect. To the knowledge of each Group Member, no license, permit, patent, patent application, trademark, trademark application, service mark, trade name, copyright, copyright application, Internet domain name, franchise, authorization, other intellectual property right, slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by any Group Member infringes upon or conflicts with any rights owned by any other Person that would result in a Material Adverse Effect, and no claim or litigation regarding any of the foregoing is pending or threatened.

Section 4.19 OFAC

The Company and each of its Subsidiaries is in compliance with regulations and executive orders administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“ OFAC “) or other similar economic sanctions administered or enforced by the U.S, Department of State, the European Union, any European Union Member State, ~~Her~~His Majesty’s Treasury of the United Kingdom or the United Nations Security Council to the extent applicable to such Person. Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any of its directors, officers or employees, is a Sanctioned Person or located, organized, or resident in any country or territory subject to comprehensive territorial sanctions, currently Cuba, Crimea, Iran, North Korea, Sudan, ~~or~~ Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or the Kherson and Zaporizhzhia regions of Ukraine. The Letters of Credit will not be used and have not been used, directly or to the knowledge of the Company, indirectly, (a) to fund any operations in or with, finance any investments or activities in or with, or make any payments to, a Sanctioned Person or a Sanctioned Country to the extent in violation of any applicable Requirement of Law or (b) in any other manner that would result in a violation by any Person of any regulations or executive orders administered by OFAC or other similar economic sanctions administered or enforced by the U.S. Department of State, the European Union, any European Union Member State, ~~Her~~His Majesty’s Treasury of the United Kingdom or the United Nations Security Council.

Section 4.20 EEA Financial Institutions

None of the Credit Parties is an EEA Financial Institution.

Section 4.21 Affected Financial Institutions.

None of the Credit Parties is an Affected Financial Institution.

ARTICLE V

FINANCIAL COVENANT

The Company agrees with the LC Participants, the Issuers and the Administrative Agent, as long as any Obligation or any LC Commitment remains outstanding and, in each case, unless the Requisite LC Participants otherwise consent in writing, the Company will not permit the Secured Debt Ratio on the last day of any Fiscal Quarter of the Company to ~~be to be greater than the corresponding ratio set forth opposite such date:~~exceed 4.25 to 1.0.

~~Fiscal Quarter Ending~~	~~Secured Debt Ratio shall not be greater than:~~
~~On or prior to June 30, 2020~~	~~4.25 to 1.00~~
~~September 30, 2020~~	~~5.00 to 1.00~~
~~December 31, 2020~~	~~5.50 to 1.00~~
~~March 31, 2021~~	~~6.00 to 1.00~~
~~June 30, 2021~~	~~5.50 to 1.00~~
~~September 30, 2021~~	~~5.00 to 1.00~~
~~On or after December 31, 2021~~	~~4.25 to 1.00~~

ARTICLE VI

REPORTING COVENANTS

The Company agrees with the LC Participants, the Issuers and the Administrative Agent to each of the following, as long as any Obligation or any LC Commitment remains outstanding and, in each case, unless the Requisite LC Participants otherwise consent in writing:

Section 6.1 Financial Statements

The Company shall furnish to the Administrative Agent (unless delivered electronically, with sufficient copies for each of the LC Participants) each of the following:

(a) Quarterly Reports. Within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, financial information regarding the Company and its Subsidiaries consisting of Consolidated unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form (i) the figures of its Consolidated statement of income for the corresponding period in the prior year and (ii) the figures of its Consolidated statement of income and cash flow for that portion of the prior Fiscal Year ending as of the close of such quarter in the prior Fiscal Year, in each case certified by a Responsible Officer of the Company as fairly presenting the Consolidated financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

(b) Annual Reports. Within 90 days after the end of each Fiscal Year, financial information regarding the Company and its Subsidiaries consisting of Consolidated balance sheets of the Company and its Subsidiaries as of the end of such year and related statements of income and cash flows of the Company and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such Consolidated Financial Statements, without qualification as to the scope of the audit or as to the Company being a going concern by the Group Member’s Accountants, together with the report of such accounting firm stating that (i) such Financial Statements fairly present the Consolidated financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which the Group Member’s Accountants shall concur and that shall have been disclosed in the notes to the Financial Statements) and (ii) the examination by the Group Member’s Accountants in connection with such Consolidated Financial Statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the financial statements of the Company and its Subsidiaries such accounting firm has obtained no knowledge that a Default or Event of Default in respect of the financial covenants contained in Article V (Financial Covenant) has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing in respect of such financial covenants, a statement as to the nature thereof.

(c) Compliance Certificate. Together with each delivery of any Financial Statement pursuant to clause (a) or (b) above, a certificate of a Responsible Officer of the Company (each, a “Compliance Certificate”) (i) showing in reasonable detail the calculations used in determining (1) the Secured Debt Ratio as of the last day of such period and (2) demonstrating, to the extent required, compliance with the financial covenant contained in Article V (Financial Covenant) that is tested on a quarterly basis and (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action that the Company proposes to take with respect thereto.

(d) Corporate Chart and Other Collateral Updates. Together with each delivery of any Financial Statement pursuant to clause (a) or (b) (i) a certificate of a Responsible Officer of the Company certifying that the Corporate Chart attached thereto (or the last Corporate Chart delivered pursuant to this clause (d)) is true, correct, complete and current as of the date of such Financial Statement and (ii) above, a certificate of a Responsible Officer of the Company in form and substance satisfactory to the Administrative Agent that all statements, updates and other documents (including updated schedules) required to be delivered pursuant to the Stock Pledge Agreement by any Credit Party in the preceding Fiscal Quarter have been delivered thereunder (or such delivery requirement was otherwise duly waived or extended). The reporting requirements set forth in this clause (d) are in addition to, and are not intended to and shall not replace or otherwise modify, any obligation of any Credit Party under any LC Facility Document (including other notice or reporting requirements). Compliance with the reporting obligations in this clause (d) shall only provide notice to the Administrative Agent and shall not, by itself, modify any obligation of any Credit Party under any LC Facility Document, update any Schedule to this Agreement or any schedule to any other LC Facility Document or cure, or otherwise modify in any way, any failure to comply with any covenant, or any breach of any representation or warranty, contained in any LC Facility Document or any other Default or Event of Default.

(e) Operating Budget. Within 75 days after the end of each Fiscal Year, a copy of the Consolidated operating budget of the Company and its Subsidiaries for each fiscal month in such Fiscal Year.

(f) [Reserved].

(g) Deemed Delivery. Information required to be delivered pursuant to clauses (a) and (b) of this Section or Section 6.5 (SEC Filings) shall be deemed to have been delivered on the date on which the Company posts such information on the Company’s website on the Internet at http://www.tenethealth.com/, at www.sec.gov/ or at another website identified in a written notice to the Administrative Agent and the LC Participants and accessible by the Administrative Agent and the LC Participants without charge; provided, however, that the Company shall deliver electronic or paper copies of the information required to be delivered pursuant to clauses (a) and (b) to the Administrative Agent promptly thereafter.

Section 6.2 Default Notices

As soon as practicable, and in any event within five Business Days after a Responsible Officer of any Credit Party has actual knowledge of the existence of any Default, Event of Default or other event having had a Material Adverse Effect or having any reasonable likelihood of causing or resulting in a Material Adverse Change, the Company shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

Section 6.3 Litigation

Promptly after the commencement thereof, the Company shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator affecting any Group Member that in the reasonable judgment of the Company, would have a Material Adverse Effect.

Section 6.4 [Reserved]

Section 6.5 [Reserved]

Section 6.6 [Reserved]

Section 6.7 ERISA Matters

The Company shall furnish the Administrative Agent (with sufficient copies for each of the LC Participants) promptly and in any event within 30 days after any Group Member or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred that would result in a Material Adverse Effect, written notice describing such event.

Section 6.8 Environmental Matters

The Company shall provide the Administrative Agent promptly and in any event within 10 days after any Group Member learning of any of the following, written notice of each of the following:

(a) that any Credit Party is or may be liable to any Person as a result of a Release or threatened Release that would result in a Material Adverse Effect;

(b) the receipt by any Credit Party of any notice of violation of or potential liability under, or knowledge by such Credit Party that there exists a condition that could reasonably be expected to result in a violation of or liability under, any Environmental Law, except for violations and liabilities the consequence of which, in the aggregate, would not result a Material Adverse Effect; and

(c) the commencement of any judicial or administrative proceeding or investigation alleging a violation of or liability under any Environmental Law, that, in the aggregate, would result in a Material Adverse Effect.

Section 6.9 [Reserved]

Section 6.10 Tax Reporting

If the Company determines that it intends to treat the LC Disbursements and the Letters of Credit and the related transactions contemplated hereby as a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4 of the Code, the Company shall give the Administrative Agent written notice thereof and shall deliver to the Administrative Agent all IRS forms required in connection therewith.

Section 6.11 [Reserved]

Section 6.12 Other Information

The Company shall provide the Administrative Agent or any LC Participant with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Group Members as the Administrative Agent or such LC Participant through the Administrative Agent may from time to time reasonably request.

ARTICLE VII

AFFIRMATIVE COVENANTS

The Company agrees with the LC Participants, the Issuers and the Administrative Agent to each of the following, as long as any Obligation (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) or any LC Commitment remains outstanding and, in each case, unless the Requisite LC Participants otherwise consent in writing:

Section 7.1 Preservation of Corporate Existence, Etc.

Each Credit Party shall preserve and maintain its legal existence, rights (charter and statutory) and franchises, except as permitted by Section 8.4 (Sale of Assets) and Section 8.5 (Fundamental Changes).

Section 7.2 Compliance with Laws, Etc.

Each Group Member shall comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not, in the aggregate, have a Material Adverse Effect.

Section 7.3 Conduct of Business

Each Group Member shall (a) conduct its business in the ordinary course and (b) use its reasonable efforts, in the ordinary course of business, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with any Group Member, except in each case where the failure to comply with the covenants in each of clauses (a) and (b) above would not, in the aggregate, have a Material Adverse Effect.

Section 7.4 Payment of Taxes, Etc.

Each Group Member shall file all Tax Returns required to be filed by it before such returns are delinquent and will pay all Taxes when due and payable, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of such Group Member in conformity with GAAP.

Section 7.5 Maintenance of Insurance

Each Group Member shall maintain or cause to be maintained insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Group Member operates, and, in any event, all insurance required by any Collateral Documents.

Section 7.6 Access

Each Group Member shall from time to time permit the Administrative Agent and the LC Participants, or any agents or representatives thereof, within five Business Days (or such longer period as agreed to by the Administrative Agent) after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) to (a) examine and make copies of and abstracts from the records and books of account of each Group Member, (b) visit the properties of each Group Member, (c) discuss the affairs, finances and accounts of each Group Member with any officer or director of any Group Member and (d) communicate directly with any certified public accountants (including the Group Member’s Accountants). Each Group Member shall authorize its certified public accountants (including the Group Members’ Accountants) of any Group Member to disclose to the Administrative Agent or any LC Participant any and all financial statements and other information of any kind, as the Administrative Agent or any LC Participant reasonably requests and that such accountants may have with respect to the business, financial condition, results of operations or other affairs of any Group Member.

Section 7.7 Keeping of Books

Each Group Member shall keep proper books of record and account in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of each Group Member.

Section 7.8 Maintenance of Properties, Etc.

Each Group Member shall maintain and preserve (a) in good working order and condition all of its properties necessary in the conduct of its business, (b) all rights, permits, licenses, approvals and privileges (including all Permits) used or useful or necessary in the conduct of its business and (c) all registered patents, trademarks, trade names, copyrights and service marks with respect to its business, except where failure to so maintain and preserve the items set forth in clauses (a), (b) and (c) above would not, in the aggregate, have a Material Adverse Effect.

Section 7.9 Application of Proceeds

The Company (and, to the extent distributed to them by the Company, each of its Subsidiaries) shall use the entire amount of the proceeds of the ~~Loans~~Letters of Credit as provided in Section 4.13 (Use of Proceeds) . The Company shall not request any Letter of Credit, nor use (and the Company shall procure that its Subsidiaries shall not use) the proceeds of any Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent in violation of any applicable Requirement of Law or (c) in any other manner that would result in the violation by any Person of any regulations, executive orders, economic or financial sanctions or trade embargoes imposed, administered or enforced by OFAC or other similar economic sanctions administered or enforced by the U.S. Department of State, the European Union, any European Union Member State, ~~Her~~His Majesty’s Treasury of the United Kingdom or the United Nations Security Council.

Section 7.10 Additional Collateral and Guarantees

(a) The Company shall cause each Subsidiary that Guarantees the Secured Notes and any other newly created or acquired direct or indirect Subsidiary organized in a jurisdiction in the United States that (i) owns or operates a hospital or (ii) has a direct or indirect equity interest in a Subsidiary that owns or operates a hospital, other than, in each of the cases (i) and (ii), any such Subsidiary that is a non-wholly-owned Subsidiary if the Constituent Documents thereof or related joint venture or similar agreements, or applicable law, would (A) prohibit the Guarantee of the Obligations without the consent of the equity holders thereof (other than the Company or its wholly owned Subsidiaries) or (B) upon the entry into the Guaranty, trigger in favor of the equity holders thereof (other than the Company or its wholly owned Subsidiaries) rights in respect of the Capital Stock of such Subsidiary, to execute and deliver to the Administrative Agent a joinder to the Guaranty in form reasonably satisfactory to the Administrative Agent.

(b) The Company shall, and shall cause the Guarantors that are Pledgors, to comply with all obligations under the Stock Pledge Agreement (as it relates to the Obligations).

Section 7.11 Sanctions, Etc.

The Company will maintain in effect and enforce policies and procedures designed to ensure compliance by the Company and its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws, Anti-Money Laundering Laws and regulations and executive orders administered by OFAC or other similar economic sanctions administered or enforced by the U.S. Department of State, the European Union, any European Union Member State, ~~Her~~His Majesty’s Treasury of the United Kingdom or the United Nations Security Council to the extent applicable to such Person.

ARTICLE VIII

NEGATIVE COVENANTS

The Company agrees with the LC Participants, the Issuers and the Administrative Agent to each of the following, as long as any Obligation (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) or any LC Commitment remains outstanding and, in each case, unless the Requisite LC Participants otherwise consent in writing:

Section 8.1 Liens

(a) Neither the Company nor any of its Subsidiaries will issue, incur, create, assume or guarantee (collectively, “incur”) any Debt secured by Liens upon property or assets (including the Collateral), unless at the time of and after giving effect to the incurrence of such Debt, the aggregate amount of all such Secured Debt (including the aggregate principal amount of Secured Notes outstanding at such time) shall not exceed the greater of (x) $9.5 billion and (y) the amount which would cause the Secured Debt Ratio to exceed 4.0 to 1.0. If any such Secured Debt (other than Permitted Credit Agreement Debt) is secured by property or assets other than the Collateral, the Obligations shall be secured equally and ratably with, or prior to, such Debt; provided further that up to $500.0 million of such Secured Debt (“Other Secured Debt”) is not subject to the equal and ratable security requirement set forth in this sentence. To the extent that the Company or any of its Subsidiaries incurs any additional Debt permitted under this Section 8.1 (other than Other Secured Debt) that is secured by a Lien (pari passu to the Lien securing the Obligations) or junior Lien on any property or assets, such Lien shall be subject to the Collateral Trust Agreement.

(b) The foregoing provisions of Section 8.1(a) shall not apply to:

(i)	Liens securing Permitted Credit Agreement Debt;

(ii)	Liens in favor of the Company or a Domestic Hospital Subsidiary;

(iii)	Liens existing on the date of this Agreement and disclosed on Schedule 8.1 (Existing Liens);

(iv)	Liens in favor of a government or governmental entity that:

(A) secure Debt that is guaranteed by the government or governmental entity, or

(B) secure Debt incurred to finance all or some of the purchase price or cost of construction of goods, products or facilities produced under contract or subcontract for the government or governmental entity;

(v)

Liens arising in connection with the transfer of tax benefits in accordance with Section 168(f)(8) of the Internal Revenue Code of 1954 (or any similar provision of law from time to time in effect); provided, that such Liens (i) are incurred within 90 days (or any longer period, not in excess of one year, as any such provision of law may from time to time permit) after the acquisition of the property or equipment subject to said Lien, (ii) do not extend to any other property or equipment, and (iii) are solely for the purpose of said transfer of tax benefits;

(vi)

Liens created in substitution of or as replacements for any Liens permitted by clauses (i) to (v) set forth above; provided that the property encumbered by any substitute or replacement Lien is similar in nature and value to the property encumbered by the Lien that is being replaced, as determined in good faith by a Responsible Officer of the Company; and

(vii)

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) to (vi) or any Lien incurred in compliance with Section 8.1(a), in any case, inclusive of any Debt secured thereby; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or part of the same property that secured the Lien extended, renewed or replaced (plus improvements on such property).

(c) The Company shall not permit the aggregate face amount of obligations of the Company and its Subsidiaries in respect of letters of credit, bank guarantees, surety bonds and similar instruments that do not constitute Debt (including the Obligations) that are secured by Liens on any assets of the Company or any of its Subsidiaries ranking pari passu or senior to the Liens, if any, on such assets securing the Obligations, to exceed $900,000,000 at any time outstanding.

Section 8.2 Sale and Lease-Back Transactions

(a) The Company covenants and agrees that neither it nor any of its Subsidiaries will enter into any Sale and Lease-Back Transaction with another Person, other than the Company or any Guarantor, unless:

(i) the Company or such Subsidiary could incur the Attributable Indebtedness in respect of such Sale and Lease-Back Transaction secured by a Lien on the property to be leased in compliance with Section 8.1 (Liens); and

(ii) the Company complies with Section 8.4 (Sale of Assets).

(b) Notwithstanding the provisions in Section 8.2(a), the Company and any of its Subsidiaries may enter into any Sale and Lease-Back Transaction; provided that the aggregate Attributable Indebtedness in respect of all such Sale and Lease-Back Transactions does not exceed the greater of

(i) $650.0 million and (ii) 5% of Consolidated Total Assets.

Section 8.3 Limitation on Issuance of Guarantees by Subsidiaries

The Company will not permit any of its Subsidiaries to Guarantee any Debt of the Company (other than pursuant to any extension, renewal or replacement of any Debt that was so Guaranteed that does not increase the amount of the Company’s Debt that is so Guaranteed), unless at the time of and after giving effect to the issuance of such Guarantee, the aggregate amount of all such guaranteed Debt (including the aggregate principal amount of Secured Notes outstanding at such time) shall not exceed the greater of (x) $12.0 billion or (y) 5.0 times the aggregate amount of EBITDA for the most recent four consecutive Fiscal Quarters ending prior to the date of determination; provided that, unless the Obligations are secured by substantially all the property and assets (other than accounts receivable and cash) of the Guarantors, the aggregate amount of all such Debt guaranteed by Guarantees that are not subordinated to the Guaranty (including the aggregate principal amount of Secured Notes outstanding at such time but excluding Guarantees of Permitted Credit Agreement Debt) shall not exceed the greater of (a) $9.5 billion and (b) taking into account only First-Priority Stock Secured Debt (as defined in the ~~August 2019~~May 2023 Supplemental Indenture) and Junior Stock Secured Debt (as defined in the ~~August 2019~~May 2023 Supplemental Indenture) instead of all Secured Debt, 4.0 times the aggregate amount of EBITDA for the most recent four consecutive Fiscal Quarters ending prior to the date of determination. The foregoing restriction will not prohibit the issuance of Guarantees by any of the Company’s Subsidiaries in respect of Permitted Credit Agreement Debt. For purposes of the foregoing restriction, Debt and EBITDA shall be calculated on a pro forma basis consistent with the definition of “Secured Debt Ratio.”

Section 8.4 Sale of Assets

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Disposition except to the extent permitted under the ~~Indentures~~Indenture and the Company shall undertake an asset sale offer with the proceeds of any such Asset Disposition to the extent required under the ~~Indentures~~Indenture .

Section 8.5 Fundamental Changes

No Credit Party shall merge or consolidate with or into any other Person unless (i) except in the case of the Company, such merger or consolidation is in connection with a disposition not otherwise prohibited hereby following which such Credit Party shall no longer be a Subsidiary of the Company or (ii) the surviving Person is a Credit Party organized under the laws of the United States or any State thereof and, if the surviving Person is not the Credit Party, such surviving Person expressly assumes all obligations of the Credit Party party thereto under the LC Facility Documents.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.1 Events of Default

Each of the following events shall be an Event of Default:

(a) the Company shall fail to reimburse any LC Disbursement when the same becomes due and payable; or

(b) the Company shall fail to pay any interest on any LC Disbursement, any fee under any of the LC Facility Documents or any other Obligation (other than one referred to in clause (a) above) and such non-payment continues for a period of three Business Days after the due date therefor; or

(c) any representation or warranty made or deemed made by any Credit Party in any LC Facility Document or by any Credit Party (or any of its officers) in connection with any LC Facility Document shall prove to have been incorrect in any material respect when made or deemed made; or

(d) any Credit Party shall fail to perform or observe (i) any term, covenant or agreement contained in Article V (Financial Covenant), Section 6.1 (Financial Statements), 6.2 (Default Notices), 7.1 (Preservation of Corporate Existence, Etc.) (solely as it relates to the maintenance of the Company’s existence) or 7.10 (Additional Collateral and Guarantees) or Article VIII (Negative Covenants) or (ii) any other term, covenant or agreement contained in this Agreement or in any other LC Facility Document if such failure under this clause (ii) shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Company becomes aware of such failure and (B) the date on which written notice thereof shall have been given to the Company by the Administrative Agent or any LC Participant; or

(e) (i) Any Group Member shall fail to make any payment on any Debt of such Group Member (other than the Obligations) or any guarantee obligation in respect of Debt of any other Person, and, in each case, such failure relates to Debt having an aggregate principal amount of $100,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the agreement governing such Debt, (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or (iii) any such Debt shall become or be declared to be due and payable, or be required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

(f) (i) Any Credit Party shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against any Credit Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; provided, however, that, in the case of any such proceedings instituted against any Credit Party (but not instituted by any Credit Party), either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or any action sought in such proceedings shall occur or (iii) any Credit Party shall take any corporate action to authorize any action set forth in clauses (i) and (ii) above; or

(g) one or more judgments or orders (or other similar process) involving, (i) in the case of money judgments, an aggregate amount whose Dollar Equivalent exceeds $100,000,000, and (ii) in the case of non-monetary judgments, such judgments, in the aggregate, that would result in a Material Adverse Effect, in each case, to the extent not covered by insurance (excluding insurance where the applicable insurer has disputed its obligations to pay thereunder), shall be rendered against one or more of the Company and its Subsidiaries and such judgment, order or similar process shall continue unsatisfied and unstayed for a period of 30 days; or

(h) an ERISA Event shall have occurred that, individually or when taken together with all other ERISA Events existing at that time, would reasonably be expected to result in a Material Adverse Effect; or

(i) any provision of any LC Facility Document after delivery thereof shall for any reason fail or cease to be valid and binding on, or enforceable against, any Credit Party party thereto, or any Credit Party shall so state in writing; or

(j) the Collateral Documents shall for any reason fail or cease to create a valid and enforceable Lien on any Collateral purported to be covered thereby in an aggregate amount in excess of $25,000,000 or, except as permitted by the LC Facility Documents, such Lien shall fail or cease to be a perfected and first priority Lien, or any Credit Party shall so state in writing; or

(k) there shall occur any Change of Control.

Section 9.2 Remedies

During the continuance of any Event of Default, the Administrative Agent (a) may, and, at the request of the Requisite LC Participants, shall, by notice to the Company declare that all or any portion of the LC Commitments be terminated, whereupon the obligation of each Issuer to Issue any Letter of Credit shall immediately terminate and (b) may, and, at the request of the Requisite LC Participants, shall, by notice to the Company, declare the LC Disbursements, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the LC Disbursements, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company; provided, however, that upon the occurrence of the Events of Default specified in Section 9.1(f) (Events of Default), (x) the LC Commitments of each Issuer and LC Participant to Issue or participate in Letters of Credit shall each automatically be terminated and (y) the LC Disbursements, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Company. In addition to the remedies set forth above, the Administrative Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

Section 9.3 Actions in Respect of Letters of Credit

At any time (i) upon the Termination Date or (ii) after the Termination Date when the aggregate amount of “back-to-back” letters of credit issued in favor of the Administrative Agent shall be less than 105% of the Letter of Credit Obligations, the Company shall provide an additional amount of such “back-to-back” letters of credit to the extent necessary so that the aggregate amount of such letters of credit equals 105% of the sum of all outstanding Letter of Credit Obligations.

Section 9.4 Rescission

If at any time after termination of the LC Commitments or acceleration of the maturity of the LC Disbursements, the Company shall pay all arrears of interest and all payments on account of principal of the LC Disbursements that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the LC Disbursements due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.1 (Amendments, Waivers, Etc.), then upon the written consent of the Requisite LC Participants and written notice to the Company, the termination of the LC Commitments or the acceleration of the LC Disbursements and their consequences may be rescinded and annulled; provided, however, that such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the LC Participants and the Issuers to a decision that may be made at the election of the Requisite LC Participants, and such provisions are not intended to benefit the Company and do not give the Company the right to require the LC Participants to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

ARTICLE X

THE ADMINISTRATIVE AGENT

Section 10.1 Authorization and Action

(a) Each LC Participant and each Issuer hereby appoints Barclays as the Administrative Agent hereunder and each LC Participant and each Issuer authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other LC Facility Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each LC Participant and each Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the LC Facility Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such LC Facility Documents and, in the case of the Collateral Documents, to act as agent and representative for the LC Participants, Issuers and the other Secured Parties under such Collateral Documents.

(b) As to any matters not expressly provided for by this Agreement and the other LC Facility Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite LC Participants, and such instructions shall be binding upon all LC Participants and each Issuer; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the LC Participants and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each LC Participant and each Issuer prompt notice of each notice given to it by any Credit Party pursuant to the terms of this Agreement or the other LC Facility Documents.

(c) In performing its functions and duties hereunder and under the other LC Facility Documents, the Administrative Agent is acting solely on behalf of the LC Participants and the Issuers except to the limited extent provided in Section 2.7(c) (Evidence of Obligations), and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other LC Facility Documents or any other relationship as the agent, fiduciary or trustee of or for any LC Participant, Issuer or holder of any other Obligation. The Administrative Agent may perform any of its duties under any LC Facility Document by or through its agents or employees and may appoint sub-agents hereunder (including for purposes of the Register and for purposes of acting as Secured Debt Representative (as defined in the Collateral Trust Agreement) for the Secured Parties under the Collateral Trust Agreement). No such sub-agent shall be entitled to the same protections as the Administrative Agent hereunder. The Administrative Agent shall have no liability as a result of any action or inaction of any sub-agent, except to the extent the Administrative Agent was grossly negligent in selecting such sub-agent. Each LC Participant, each Issuer and the Administrative Agent hereby appoints The Bank of New York Mellon Trust Company, N.A. as the Collateral Agent under the Collateral Documents and each LC Participant and each Issuer authorizes the Collateral Agent to take such action as collateral agent on its behalf and to exercise such powers under the Collateral Documents as are delegated to the Collateral Agent under such Collateral Documents and to exercise such powers as are reasonably incidental thereto.

(d) In the event that Barclays or any of its Affiliates shall be or become an indenture trustee under the Trust Indenture Act of 1939 (as amended, the “Trust Indenture Act”) in respect of any securities issued or guaranteed by any Credit Party, the parties hereto acknowledge and agree that any payment or property received in satisfaction of or in respect of any Obligation of such Credit Party hereunder or under any other LC Facility Document by or on behalf of Barclays in its capacity as the Administrative Agent for the benefit of any Credit Party under any LC Facility Document (other than Barclays or an Affiliate of Barclays) and which is applied in accordance with the LC Facility Documents shall be deemed to be exempt from the requirements of Section 311 of the Trust Indenture Act pursuant to Section 311(b)(3) of the Trust Indenture Act.

(e) The Arranger shall have no obligations or duties whatsoever in such capacity under this Agreement or any other LC Facility Document and shall incur no liability hereunder or thereunder in such capacity.

(f) Notwithstanding anything to the contrary contained in this Agreement, the Arranger shall have no obligations or duties whatsoever under this Agreement or any other LC Facility Document to any Credit Party, any LC Participant or any Issuer in its capacity as “Arranger,” and shall have no rights separate from its rights as an LC Participant.

Section 10.2 Administrative Agent’s Reliance, Etc.

None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other LC Facility Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may rely on the Register to the extent set forth in Section 2.7 (Evidence of Obligations), (b) may consult with legal counsel (including counsel to the Company or any other Credit Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (c) makes no warranty or representation to any LC Participant or Issuer and shall not be responsible to any LC Participant or Issuer for any statements, warranties or representations made by or on behalf of any Group Member in or in connection with this Agreement or any other LC Facility Document, (d) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement or any other LC Facility Document, as to the financial condition of any Credit Party or as to the existence or possible existence of any Default or Event of Default, (e) shall not be responsible to any LC Participant or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any other LC Facility Document or any other instrument or document furnished pursuant hereto or thereto and (f) shall incur no liability under or in respect of this Agreement or any other LC Facility Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

Section 10.3 Posting of Approved Electronic Communications

(a) Each of the LC Participants, the Issuers and each Group Member agree that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the LC Participants and Issuers by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the LC Participants, the Issuers and each Group Member acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the LC Participants, the Issuers, and each Group Member hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) The Approved Electronic Platform and the Approved Electronic Communications are provided “as is” and “as available.” None of the Administrative Agent or any of its Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy or completeness of the Approved Electronic Communications or the Approved Electronic Platform and each expressly disclaims liability for errors or omissions in the Approved Electronic Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent Affiliates in connection with the Approved Electronic Platform or the Approved Electronic Communications.

(d) Each of the LC Participants, the Issuers and each Group Member agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

Section 10.4 The Administrative Agent Individually

With respect to its Ratable Portion, Barclays shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other LC Participant. The terms “LC Participants,” “LC Participants,” “Requisite LC Participants” and any similar terms shall, unless the context clearly otherwise indicates, include, without limitation, the Administrative Agent in its individual capacity as an LC Participant, an LC Participant or as one of the Requisite LC Participants. Barclays and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, any Credit Party as if Barclays were not acting as the Administrative Agent.

Section 10.5 LC Participant Credit Decision

Each LC Participant and each Issuer acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other LC Participant, conduct its own independent investigation of the financial condition and affairs of the Company and each other Credit Party in connection with the acquisition of the LC Disbursements and with the Issuance of the Letters of Credit. Each LC Participant and each Issuer also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other LC Participant and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other LC Facility Documents. Except for documents expressly required by any LC Facility Document to be transmitted by the Administrative Agent to the LC Participants or the Issuers, the Administrative Agent shall not have any duty or responsibility to provide any LC Participant or any Issuer with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Credit Party or any Affiliate of any Credit Party that may come into the possession of the Administrative Agent or any Affiliate thereof or any employee or agent of any of the foregoing.

Section 10.6 Indemnification

Each LC Participant agrees to indemnify the Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Company), from and against such LC Participant’s aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other LC Facility Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other LC Facility Documents; provided, however, that no LC Participant shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or such Affiliate’s gross negligence or willful misconduct as determined by the final nonappealable judgment of a court of competent jurisdiction. Without limiting the foregoing, each LC Participant agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other LC Facility Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Company or another Credit Party. Nothing herein shall limit the Company’s indemnification obligations set forth in this Agreement.

Section 10.7 Successor Administrative Agent

(a) The Administrative Agent may resign at any time by giving written notice thereof to the LC Participants and the Company. Upon any such resignation, the Requisite LC Participants shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite LC Participants, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the retiring Administrative Agent may, on behalf of the LC Participants, appoint a successor Administrative Agent, selected from among the LC Participants. In either case, such appointment shall be subject to the prior written approval of the Company (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other LC Facility Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the LC Facility Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Article X as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other LC Facility Documents.

(b) In addition to the foregoing, if an LC Participant becomes, and during the period it remains, a Defaulting LC Participant, and the Company shall not have satisfied its obligations set forth in Section 2.19 (Defaulting LC Participant), the Issuer may, upon prior written notice to the Company and the Administrative Agent, resign as Issuer, effective at the close of business New York City time on a date specified in such notice (which date may not be less than 30 days after the date of such notice); provided that such resignation by the Issuer will have no effect on the validity or enforceability of any Letter of Credit then outstanding or on the obligations of the Company or any LC Participant under this Agreement with respect to any such outstanding Letter of Credit or otherwise to the Issuer.

Section 10.8 Concerning the Collateral and the Collateral Documents

(a) Each LC Participant and each Issuer agrees that any action taken by the Administrative Agent or the Requisite LC Participants (or, where required by the express terms of this Agreement, a greater proportion of the LC Participants) in accordance with the provisions of this Agreement or of the other LC Facility Documents, and the exercise by the Administrative Agent or the Requisite LC Participants (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the LC Participants, Issuers and other Secured Parties. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to

(i) ~~(i)~~ execute and deliver each Collateral Document and accept delivery of each such agreement delivered by any Group Member,

(ii) ~~(i)~~ act as representative for the LC Participants, the Issuers and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein,

(iii)  ~~(iii)~~ manage, supervise and otherwise deal with the Collateral,

(iv)  ~~(iv)~~ take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents to secure the Obligations, and

(v) ~~(v)~~ except as may be otherwise specifically restricted by the terms hereof or of any other LC Facility Document, exercise all remedies given to the Administrative Agent, the LC Participants, the Issuers and the other Secured Parties with respect to the Collateral under the LC Facility Documents relating thereto, applicable law or otherwise.

(b) Each of the LC Participants and the Issuers hereby consents to the release and hereby directs, in accordance with the terms hereof, the Administrative Agent to release (or, in the case of clause (ii) below, release or subordinate) any Lien held for the benefit of the LC Participants and the Issuers against any of the following:

(i) all of the Collateral and all Credit Parties, upon termination of the LC Commitments and payment and satisfaction in full of all LC Disbursements, if any, and all other Obligations that the Administrative Agent has been notified in writing are then due and payable (and, in respect of contingent Letter of Credit Obligations, with respect to which a back-up letter of credit has been issued in the appropriate currency and on terms satisfactory to the Administrative Agent and the applicable Issuers); and

(ii) any part of the Collateral sold or disposed of by a Credit Party if such sale or disposition is permitted by Section 8.4 (Sale of Assets) (or permitted pursuant to a waiver of or consent to a transaction otherwise prohibited by this Agreement).

Any Guarantor disposed of, if such disposition is permitted by this Agreement, shall be automatically released from any of its obligations under the Guaranty, Stock Pledge Agreement or any other LC Facility Document to which it is a party, unless either immediately before or after giving effect to such release a Default or Event of Default has occurred and is continuing.

Each of the LC Participants and the Issuers hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens, or otherwise evidence the release of obligations, to be released pursuant to this Section 10.8 promptly upon the effectiveness of any such release.

Section 10.9 Withholding Taxes

To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any LC Participant or Issuer an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.16 (Taxes), each LC Participant and each Issuer shall indemnify and hold harmless the Administrative Agent against, within 10 days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of any LC Participant or Issuer for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such LC Participant or Issuer failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any LC Participant or Issuer by the Administrative Agent shall be conclusive absent manifest error. Each LC Participant and each Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such LC Participant or Issuer under this Agreement or any other LC Facility Document against any amount due the Administrative Agent under this Section 10.9. The agreements in this Section 10.9 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a LC Participant or Issuer, the termination of the LC Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 10.10 Erroneous Payment

(a) If the Administrative Agent notifies an LC Participant, Issuer, Secured Party or any Person who has received funds on behalf of an LC Participant, Issuer such LC Participant, Issuer, Secured Party or other recipient (any such LC Participant, Issuer, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such LC Participant, Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each LC Participant, Issuer or Secured Party, or any Person who has received funds on behalf of an LC Participant, Issuer or Secured Party such LC Participant, Issuer or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such LC Participant, Issuer or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such LC Participant, Issuer or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.10(b).

(c) Each LC Participant, Issuer and Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such LC Participant, Issuer or Secured Party under any LC Facility Document, or otherwise payable or distributable by the Administrative Agent to such LC Participant, Issuer or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any LC Participant, Issuer or Secured Party that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such LC Participant or Issuer at any time, (i) such LC Participant or Issuer shall be deemed to have assigned Letter of Credit Obligations (but not its LC Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Letter of Credit Obligations (but not LC Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Company) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, (ii) the Administrative Agent as the assignee shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee lender shall become the Secured Party hereunder (for its own account) with respect to such Erroneous Payment Deficiency Assignment and the assigning LC Participant or assigning Issuer shall cease to be an LC Participant or Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable LC Commitments which shall survive as to such assigning LC Participant or assigning Issuer and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Letter of Credit Obligations subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, subject to Section 11.2, sell any Letter of Credit Obligations acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable LC Participant or Issuer shall be reduced by the net proceeds of the sale of such Letter of Credit Obligations (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such LC Participant or Issuer (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the LC Commitments of any LC Participant or Issuer and such LC Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold an Letter of Credit

Obligation (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable LC Participant, Issuer or Secured Party under the LC Facility Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Letter of Credit Obligations owed by the Company or any other Guarantor, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Company or any Guarantor for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 10.10 (Erroneous Payment) shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, an LC Participant or Issuer, the termination of the LC Commitments and/or the repayment, satisfaction or discharge of all Letter of Credit Obligations (or any portion thereof) under any LC Facility Document.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Amendments, Waivers, Etc.

(a) No amendment or waiver of any provision of this Agreement or any other LC Facility Document (other than the Letter of Credit Reimbursement Agreements) nor consent to any departure by any Credit Party therefrom shall in any event be effective with respect to this Agreement or the Obligations unless the same shall be in writing and signed by each of the Requisite LC Participants (or by the Administrative Agent with the consent of the Requisite LC Participants) and the Company, and then any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each LC Participant directly affected thereby, in addition to the Requisite LC Participants (or the Administrative Agent with the consent thereof), do any of the following:

(i) waive any condition specified in Section 3.1 (Conditions to Effectiveness) or 3.2(b) (Conditions Precedent to Each Letter of Credit), except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite LC Participants and, in the case of the conditions specified in Section 3.1 (Conditions to Effectiveness), subject to the provisions of Section 3.3 (Determinations of Conditions);

(ii) increase or extend the LC Commitment of such LC Participant or subject such LC Participant to any additional obligation;

(iii) waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal or interest of any such LC Disbursement or fees owing to such LC Participant or for the reduction of such LC Participant’s LC Commitment;

(iv) reduce, or release the Company from its obligations to reimburse any LC Disbursement owing to such LC Participant (other than by the payment thereof);

(v) reduce the rate of interest on any LC Disbursement outstanding and owing to such LC Participant or any fee payable hereunder to such LC Participant;

(vi) expressly subordinate any of the Obligations or any Liens securing the Obligations;

(vii) postpone any scheduled date fixed for payment of interest or fees owing to such LC Participant or waive any such payment;

(viii) change the aggregate Ratable Portions of LC Participants required for any or all LC Participants to take any action hereunder;

(ix) release all or substantially all of the Collateral except as provided in Section 10.8(b) (Concerning the Collateral and the Collateral Documents) or release the Company from its payment obligation to such LC Participant under this Agreement or release any Guarantor from its obligations under the Guaranty except in connection with the sale or other disposition of a Guarantor (or all or substantially all of the assets thereof) permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement); or

(x) amend Section 2.5 (Reduction and Termination of the LC Commitments) to provide for non-ratable reductions of the LC Commitment of the LC Participants, Section 10.8(b) (Concerning the Collateral and the Collateral Documents), Section 11.7 (Sharing of Payments, Etc.), this Section 11.1 or definition of any of the terms “Ratable Portion” or “Requisite LC Participants”;

and provided, further, that (1) no amendment, waiver or consent shall, unless in writing and signed by any Special Purpose Vehicle that has been granted an option pursuant to Section 11.2(e) (Assignments and Participations), affect the grant or nature of such option or the right or duties of such Special Purpose Vehicle hereunder; (2) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the LC Participants required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other LC Facility Documents; (3) no amendment, waiver or consent shall, unless in writing and signed by an Issuer in addition to the LC Participants required above to take such action, affect the rights or duties of such Issuer under this Agreement or the other LC Facility Documents; and (4) the Administrative Agent may, with the consent of the Company, amend, modify or supplement this Agreement to cure any omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any LC Participant or any Issuer.

(b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any LC Participant, execute amendments, modifications, waivers or consents on behalf of such LC Participant. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

(c) If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all affected LC Participants, the consent of Requisite LC Participants is obtained but the consent of other LC Participants whose consent is required is not obtained (any such LC Participant whose consent is not obtained as described in this Section 11.1 being referred to as a “Non-Consenting LC Participant”), then, as long as the LC Participant acting as the Administrative Agent is not a Non-Consenting LC Participant, at the Company’s request, any Eligible Assignee acceptable to the Administrative Agent shall have the right with the Administrative Agent’s consent and in the Administrative Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting LC Participant, and such Non-Consenting LC Participant agrees that it shall, upon the Administrative Agent’s request, sell and assign to the LC Participant acting as the Administrative Agent or such Eligible Assignee, all of the LC Commitments, and LC Obligation Outstandings of such Non-Consenting LC Participant for an amount equal to the principal balance of all LC Disbursements held by the Non-Consenting LC Participant and all accrued and unpaid interest and fees with respect thereto through the date of sale; provided, however, that such purchase and sale shall be recorded in the Register maintained by the Administrative Agent and shall not be effective until (x) the Administrative Agent shall have received from such Eligible Assignee an agreement in form and substance satisfactory to the Administrative Agent and the Company whereby such Eligible Assignee shall agree to be bound by the terms hereof and (y) such Non-Consenting LC Participant shall have received payments of all LC Disbursements held by it and all accrued and unpaid interest and fees with respect thereto through the date of the sale. Each LC Participant agrees that, if it becomes a Non-Consenting LC Participant, it shall execute and deliver to the Administrative Agent an Assignment ~~an~~and Acceptance to evidence such sale and purchase subject to such Assignment and Acceptance; provided, however, that the failure of any Non-Consenting LC Participant to execute an Assignment and Acceptance shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.

(d) Anything herein to the contrary notwithstanding, during such period as an LC Participant is a Defaulting LC Participant, to the fullest extent permitted by applicable law, such LC Participant will not be entitled to vote in respect of amendments and waivers hereunder and the LC Commitment and the outstanding LC Disbursements or other extensions of credit of such LC Participant hereunder will not be taken into account in determining whether the Requisite LC Participants or all of the LC Participants, as required, have approved any such amendment or waiver (and the definition of “Requisite LC Participants” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver that would increase or extend the term of the LC Commitment of such Defaulting LC Participant, extend the date fixed for the payment of principal or interest owing to such Defaulting LC Participant hereunder, reduce the principal amount of any obligation owing to such Defaulting LC Participant, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting LC Participant or of any fee payable to such Defaulting LC Participant hereunder, or alter the terms of this proviso, will require the consent of such Defaulting LC Participant.

Section 11.2 Assignments and Participations

(a) Each LC Participant may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to LC Disbursements and the Letters of Credit); provided, however, that (i) if any such assignment shall be of the assigning LC Participant’s LC Obligation Outstandings and LC Commitments, such assignment shall cover the same percentage of such LC Participant’s LC Obligation Outstandings and LC Commitments, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the assignor’s entire interest) be less than $1,000,000 or an integral multiple of $100,000 in excess thereof, except, in either case, (A) with the consent of the Company and the Administrative Agent or (B) if such assignment is being made to an LC Participant or an Affiliate or Approved Fund of such LC Participant and (iii) if such Eligible Assignee is not, prior to the date of such assignment, an LC Participant or an Affiliate or Approved Fund of an LC Participant, such assignment shall be subject to the prior consent of the Administrative Agent and the Company (which consents shall not be unreasonably withheld or delayed); provided, however, that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days of having received notice thereof; and provided, further, that, notwithstanding any other provision of this Section 11.2, the consent of the Company shall not be required for any assignment occurring when any Event of Default specified in Section 9.1(a), (b), or (f) (Events of Default) shall have occurred and be continuing.

(b) The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance. Upon the execution, delivery, acceptance and recording in the Register of any Assignment and Acceptance and, other than in respect of assignments made pursuant to Section 2.17 (Substitution of LC Participants) and Section 11.1(c) (Amendments, Waivers, Etc.), the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the LC Facility Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of an LC Participant and, if such LC Participant were an Issuer, of such Issuer hereunder and thereunder and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the LC Facility Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning LC Participant’s rights and obligations under the LC Facility Documents, such LC Participant shall cease to be a party hereto).

(c) The Administrative Agent shall maintain at its address referred to in Section 11.8 (Notices, Etc.) a copy of each Assignment and Acceptance delivered to and accepted by it and shall record in the Register the names and addresses of the LC Participants and Issuers and the principal amount of the LC Disbursements owing to each LC Participant from time to time and the LC Commitments of each LC Participant. Any assignment pursuant to this Section 11.2 shall not be effective until such assignment is recorded in the Register.

(d) Upon its receipt of an Assignment and Acceptance executed by an assigning LC Participant and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record or cause to be recorded the information contained therein in the Register and (iii) give prompt notice thereof to the Company.

(e) In addition to the other assignment rights provided in this Section 11.2, each LC Participant may do each of the following:

(i) grant to a Special Purpose Vehicle the option to purchase all or any part of any LC Disbursement that such LC Participant would otherwise be required to purchase hereunder and the exercise of such option by any such Special Purpose Vehicle and the purchasing of LC Disbursements pursuant thereto shall satisfy (once and to the extent that such LC Disbursements are purchased) the obligation of such LC Participant to purchase such LC Disbursements thereunder; provided, however, that (x) nothing herein shall constitute a commitment or an offer to commit by such a Special Purpose Vehicle to purchase LC Disbursements hereunder and no such Special Purpose Vehicle shall be liable for any indemnity or other Obligation (other than the purchasing of LC Disbursements for which such Special Purpose Vehicle shall have exercised an option, and then only in accordance with the relevant option agreement) and (y) such LC Participant’s obligations under the LC Facility Documents shall remain unchanged, such LC Participant shall remain responsible to the other parties for the performance of its obligations under the terms of this Agreement and shall remain the holder of the Obligations for all purposes hereunder; and

(ii) assign, as collateral or otherwise, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the LC Disbursements), to (A) without notice to or consent of the Administrative Agent or the Company, any Federal Reserve Bank (pursuant to Regulation A of the Federal Reserve Board) or other central bank having jurisdiction over such LC Participant and (B) without consent of the Administrative Agent or the Company, (1) any holder of, or trustee for the benefit of, the holders of such LC Participant’s securities and (2) any Special Purpose Vehicle to which such LC Participant has granted an option pursuant to clause (i) above;

provided, however, that no such assignment or grant shall release such LC Participant from any of its obligations hereunder except as expressly provided in clause (i) above and except, in the case of a subsequent foreclosure pursuant to an assignment as collateral, if such foreclosure is made in compliance with the other provisions of this Section 11.2 other than this clause (e) or clause (f) below. Each party hereto acknowledges and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any such Special Purpose Vehicle, such party shall not institute against, or join any other Person in instituting against, any Special Purpose Vehicle that has been granted an option pursuant to this clause (e) any bankruptcy, reorganization, insolvency or liquidation proceeding (such agreement shall survive the payment in full of the Obligations). The terms of the designation of, or assignment to, such Special Purpose Vehicle shall not restrict such LC Participant’s ability to, or grant such Special Purpose Vehicle the right to, consent to any amendment or waiver to this Agreement or any other LC Facility Document or to the departure by the Company from any provision of this Agreement or any other LC Facility Document without the consent of such Special Purpose Vehicle except, as long as the Administrative Agent and the LC Participants, Issuers and other Secured Parties shall continue to, and shall be entitled to continue to, deal solely and directly with such LC Participant in connection with such LC Participant’s obligations under this Agreement, to the extent any such consent would reduce the principal amount of, or the rate of interest on, any Obligations, amend this clause (e) or postpone any scheduled date of payment of such principal or interest. Each Special Purpose Vehicle shall be entitled to the benefits of Sections 2.15 (Capital Adequacy) and 2.16 (Taxes) (subject to the requirements and limitations of such Sections, it being understood that any documentation required to be provided under Section 2.16(f) shall be provided to such LC Participant) as if it were an LC Participant; provided, however, that anything herein to the contrary notwithstanding, the Company shall not, at any time, be obligated to make under Section 2.15 (Capital Adequacy) or 2.16 (Taxes) to any such Special Purpose Vehicle any payment in excess of the amount the Company would have been obligated to pay to such LC Participant in respect of such interest if such Special Purpose Vehicle had not been assigned the rights of such LC Participant hereunder; and provided, further, that such Special Purpose Vehicle shall have no direct right to enforce any of the terms of this Agreement against the Company, the Administrative Agent or the other LC Participants.

(f) Each LC Participant may sell participations to one or more Persons (each, a “Participant”) in or to all or a portion of its rights and obligations under the LC Facility Documents (including all its rights and obligations with respect to LC Disbursements and the Letters of Credit). The terms of such participation shall not, in any event, require the Participant’s consent to any amendments, waivers or other modifications of any provision of any LC Facility Documents, the consent to any departure by any Credit Party therefrom, or to the exercising or refraining from exercising any powers or rights such LC Participant may have under or in respect of the LC Facility Documents (including the right to enforce the obligations of the Credit Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such Participant under the LC Facility Documents, to which such Participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 10.8(b) (Concerning the Collateral and the Collateral Documents). In the event of the sale of any participation by any LC Participant, (w) such LC Participant’s obligations under the LC Facility Documents shall remain unchanged, (x) such LC Participant shall remain solely responsible to the other parties for the performance of such obligations, (y) such LC Participant shall remain the holder of such Obligations for all purposes of this Agreement and (z) the Company, the Administrative Agent and the other LC Participants shall continue to deal solely and directly with such LC Participant in connection with such LC Participant’s rights and obligations under this Agreement. Each Participant shall be entitled to the benefits of Sections 2.15 (Capital Adequacy) and 2.16 (Taxes) (subject to the requirements and limitations of such Sections, it being understood that any documentation required to be provided under Section 2.16(f) shall be provided to such LC Participant) as if it were an LC Participant; provided, however, that anything herein to the contrary notwithstanding, no Participant shall be entitled to receive any greater payment under Section 2.15 (Capital Adequacy) or 2.16 (Taxes) than such LC Participant would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to a greater payment results from a Change in Law after the sale of the participation takes place.

(g) Any Issuer may at any time assign its rights and obligations hereunder to any other LC Participant by an instrument in form and substance satisfactory to the Company, the Administrative Agent, such Issuer and such LC Participant, subject to the provisions of Section 2.7(c) (Evidence of Obligations) relating to notations of transfer in the Register. If any Issuer ceases to be an LC Participant hereunder by virtue of any assignment made pursuant to this Section 11.2, then, as of the effective date of such cessation, such Issuer’s obligations to Issue Letters of Credit pursuant to Section 2.4 (Letters of Credit) shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

Section 11.3 Costs and Expenses

(a) The Company agrees upon demand to pay, or reimburse the Administrative Agent and the Arranger for, all of the Administrative Agent’s or the Arranger’s, as the case may be, reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable documented out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Administrative Agent’s counsel, ~~Cahill Gordon & Reindel~~Latham & Watkins LLP, one local legal counsel in each relevant jurisdiction, auditors, accountants, appraisers, field examiners, printers, insurance and environmental advisors, and other consultants and agents) incurred by the Administrative Agent in connection with any of the following: (i) the Administrative Agent’s audit and investigation of the Group Members in connection with the preparation, negotiation or execution of any LC Facility Document or the Administrative Agent’s periodic audits of the Group Members, as the case may be, (ii) the preparation, negotiation, execution or interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions Precedent)), any LC Facility Document or any proposal letter or commitment letter issued in connection therewith, or the Issuance of the Letters of Credit hereunder, (iii) the creation, perfection or protection of the Liens under any LC Facility Document (including any reasonable fees, disbursements and expenses for local counsel in various jurisdictions), (iv) the ongoing administration of this Agreement, any Letters of Credit Issued hereunder and any LC Disbursements, including consultation with attorneys in connection therewith and with respect to the Administrative Agent’s rights and responsibilities hereunder and under the other LC Facility Documents, (v) the protection, collection or enforcement of any Obligation or the enforcement of any LC Facility Document, (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Credit Party, any of the Company’s Subsidiaries, this Agreement or any other LC Facility Document, (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, any Credit Party, any of the Company’s Subsidiaries, this Agreement or any other LC Facility Document or (viii) any amendment, consent, waiver, assignment, restatement, or supplement to any LC Facility Document or the preparation, negotiation and execution of the same. The foregoing notwithstanding, unless an Event of Default shall have occurred and be continuing, the Company shall only be obligated to reimburse the Administrative Agent and LC Participants for two audits and/or appraisals in any Fiscal Year.

(b) The Company further agrees to pay or reimburse the Administrative Agent and each of the LC Participants and Issuers upon demand for all out-of-pocket costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent, such LC Participants or such Issuers in connection with any of the following: (i) in enforcing any LC Facility Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “workout” or in any insolvency or bankruptcy proceeding, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Credit Party, any of the Company’s Subsidiaries and related to or arising out of the transactions contemplated hereby or by any other LC Facility Document or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clause (i), (ii) or (iii) above.

Section 11.4 Indemnities

(a) The Company agrees to indemnify and hold harmless the Administrative Agent, the Arranger, each LC Participant and each Issuer and each of their respective Affiliates, and each of the directors, officers, employees, agents, trustees, representatives, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III (Conditions Precedent) (each such Person being an “Indemnitee”)) from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses, joint or several, of any kind or nature (including reasonable fees, disbursements and expenses of financial and legal advisors to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not such investigation, litigation or proceeding is brought by any such Indemnitee or any of its directors, security holders or creditors or any such Indemnitee, director, security holder or creditor is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other LC Facility Document, any Obligation, any Letter of Credit or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the “Indemnified Matters”); provided, however, that the Company shall not have any liability under this Section 11.4 to an Indemnitee with respect to any Indemnified Matter that has resulted primarily from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, “Indemnified Matters” include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of any Group Member involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate, (ii) any costs or liabilities incurred in connection with any Remedial Action concerning any Group Member, (iii) any costs or liabilities incurred in connection with any Environmental Lien and (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (49 U.S.C. § 9601 et seq.) and applicable state property transfer laws, whether, with respect to any such matter, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to any Group Member, or the owner, lessee or operator of any property of any Group Member by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent (x) incurred following foreclosure by the Administrative Agent, the Arranger, any LC Participant or any Issuer, or the Administrative Agent, the Arranger, any LC Participant or any Issuer having become the successor in interest to any Group Member and (y) attributable solely to acts of the Administrative Agent, the Arranger, such LC Participant or such Issuer or any agent on behalf of the Administrative Agent, the Arranger, such LC Participant or such Issuer.

(b) The Company shall indemnify the Administrative Agent, the Arranger, the LC Participants and each Issuer for, and hold the Administrative Agent, the LC Participants and each Issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent, the Arranger, the LC Participants and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Credit Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

(c) The Company, at the request of any Indemnitee, shall have the obligation to defend against any investigation, litigation or proceeding or requested Remedial Action, in each case contemplated in clause (a) above, and the Company, in any event, may participate in the defense thereof with legal counsel of the Company’s choice. In the event that such Indemnitee requests the Company to defend against such investigation, litigation or proceeding or requested

Remedial Action, the Company shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Company’s obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

(d) The Company agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 11.4) or any other LC Facility Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person that was at any time an Indemnitee under this Agreement or any other LC Facility Document.

Section 11.5 Limitation of Liability

(a) The Company agrees that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Credit Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other LC Facility Documents, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnitee’s gross negligence or willful misconduct. In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). The Company hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(b) IN NO EVENT SHALL ANY AGENT AFFILIATE HAVE ANY LIABILITY TO ANY CREDIT PARTY, LC PARTICIPANT, ISSUER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT OR CONTRACT OR OTHERWISE) ARISING OUT OF ANY CREDIT PARTY OR ANY AGENT AFFILIATE’S TRANSMISSION OF APPROVED ELECTRONIC COMMUNICATIONS THROUGH THE INTERNET OR ANY USE OF THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT SUCH LIABILITY OF ANY AGENT AFFILIATE IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT AFFILIATE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 11.6 Right of Set-off

Upon the occurrence and during the continuance of any Event of Default and so long as the Requisite LC Participants have requested that the Administrative Agent declare the Obligations to be immediately due and payable pursuant to Section 9.2 (Remedies), or the Obligations have become immediately due and payable without notice pursuant to Section 9.2 (Remedies), then each LC Participant and each Affiliate of an LC Participant is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Obligations at any time owing by such LC Participant or its Affiliates to or for the credit or the account of any Group Member against any and all of the Obligations now or hereafter existing whether or not such LC Participant shall have made any demand under this Agreement or any other LC Facility Document and even though such Obligations may be unmatured. Each LC Participant agrees promptly to notify the Company after any such set-off and application made by such LC Participant or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each LC Participant under this Section 11.6 are in addition to the other rights and remedies (including other rights of set-off) that such LC Participant may have.

Section 11.7 Sharing of Payments, Etc.

(a) If any LC Participant (directly or through an Affiliate thereof) obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) of the LC Disbursements owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to Section 11.3 (Costs and Expenses) or 11.4 (Indemnities) (other than payments pursuant to Section 2.15 (Capital Adequacy) or 2.16 (Taxes)) or otherwise receives any Collateral or any “Proceeds” (as defined in the Stock Pledge Agreement) of Collateral (other than payments pursuant to Section 2.15 (Capital Adequacy) or 2.16 (Taxes)) (in each case, whether voluntary, involuntary, through the exercise of any right of set-off (including pursuant to Section 11.6 (Right of Set-off) or otherwise)) in excess of its Ratable Portion of all payments of such Obligations obtained by all the LC Participant, such LC Participant (a “Purchasing LC Participant”) shall forthwith purchase from the other LC Participants (each, a “Selling LC Participant”) such participations in their LC Disbursements or other Obligations as shall be necessary to cause such Purchasing LC Participant to share the excess payment ratably with each of them.

(b) If all or any portion of any payment received by a Purchasing LC Participant is thereafter recovered from such Purchasing LC Participant, such purchase from each Selling LC Participant shall be rescinded and such Selling LC Participant shall repay to the Purchasing LC Participant the purchase price to the extent of such recovery together with an amount equal to such Selling LC Participant’s ratable share (according to the proportion of (i) the amount of such Selling LC Participant’s required repayment in relation to (ii) the total amount so recovered from the Purchasing LC Participant) of any interest or other amount paid or payable by the Purchasing LC Participant in respect of the total amount so recovered.

(c) The Company agrees that any Purchasing LC Participant so purchasing a participation from a Selling LC Participant pursuant to this Section 11.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such LC Participant were the direct creditor of the Company in the amount of such participation.

Section 11.8 Notices, Etc.

(a) Addresses for Notices. All notices, demands, requests, consents and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

(i) if to the Company:

Tenet Healthcare Corporation

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

Attention: Chief Financial Officer

Telecopy no: [Intentionally Omitted]

E-Mail Address: [Intentionally Omitted]

Attention: Treasurer

Telecopy no: [Intentionally Omitted]

E-Mail Address: [Intentionally Omitted]

Attention: Assistant General Counsel

Telephone no: [Intentionally Omitted]

E-Mail Address: [Intentionally Omitted]

with a copy to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Attention: Aaron F. Adams

Telephone no: (212) 351-2494

E-Mail Address: afadams@gibsondunn.com

(ii) if to any LC Participant, at its Applicable Lending Office specified opposite its name on Schedule II (Applicable Lending Offices and Addresses for Notices) or on the signature page of any applicable Assignment and Acceptance;

(iii) if to any Issuer, at the address set forth under its name on Schedule II (Applicable Lending Offices and Addresses for Notices); and

(iv) if to the Administrative Agent:

BARCLAYS BANK PLC

745 Seventh Avenue

New York, New York 10019

Attn: Mathew Cybul

Telephone: (212) 526-5851

Telefax: (212) 526-5115

Email: mathew.cybul@barclays.com / ltmny@barclays.com

With a copy to:

BARCLAYS BANK PLC

1301 Sixth Avenue

New York, New York 10019

Attn: Edward Pan

Telephone: (212) 320-0152

Telefax: (917) 522-0569

Email: xraUSLoanOps5@barclays.com /

Edward.pan@barclayscapital.com

Barclays in its capacity as Issuer:

BARCLAYS BANK PLC

Letter of Credit Department

200 Park Avenue

New York, New York 10166

Attn: Letters of Credit / Dawn Townsend

Contact: Gemma Dizon

Telephone: (201) 499-3729

Telefax: (212) 412-5011

Email: XraLetterofCredit@barclays.com

or at such other address as shall be notified in writing (x) in the case of the Company and the Administrative Agent, to the other parties and (y) in the case of all other parties, to the Company and the Administrative Agent.

(b) Effectiveness of Notices. All notices, demands, requests, consents and other communications described in clause (a) above shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails, (iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Section 10.3 (Posting of Approved Electronic Communications) to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified that such communication has been posted to the Approved Electronic Platform and (iv) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in clause (a) above; provided, however, that notices and communications to the Administrative Agent pursuant to Article II (The LC Facility) or Article X (The Administrative Agent) shall not be effective until received by the Administrative Agent.

(c) Use of Electronic Platform. Notwithstanding clauses (a) and (b) above (unless the Administrative Agent requests that the provisions of clause (a) and (b) above be followed) and any other provision in this Agreement or any other LC Facility Document providing for the delivery of any Approved Electronic Communication by any other means the Credit Parties shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Administrative Agent at the electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify the Company from time to time. Nothing in this clause (c) shall prejudice the right of the Administrative Agent or any LC Participant or Issuer to deliver any Approved Electronic Communication to any Credit Party in any manner authorized in this Agreement or to request that the Company effect delivery in such manner.

Section 11.9 No Waiver; Remedies

No failure on the part of any LC Participant, Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11.10 Binding Effect

This Agreement shall become effective when it shall have been executed by the Company and the Administrative Agent and when the Administrative Agent shall have been notified by each LC Participant and Issuer that such LC Participant or Issuer has executed it and thereafter shall be binding upon and inure solely to the benefit of the Company, the Administrative Agent and each LC Participant and Issuer and, in each case, their respective successors and assigns; provided, however, that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the LC Participants.

Section 11.11 Governing Law

This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 11.12 Submission to Jurisdiction; Service of Process

(a) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York in any action or proceeding arising out of or relating to any LC Facility Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto agrees that the Administrative Agent and the Secured Parties retain the right to bring proceedings against the Company in the courts of any other jurisdiction solely in connection with the exercise of any rights under any Collateral Document. Nothing in this Agreement or any other LC Facility Document shall affect any right that the Administrative Agent, any Issuer or any LC Participant may otherwise have to bring any action or proceeding relating to this Agreement or any other LC Facility Document against the Company or its properties in the courts of any jurisdiction.

(b) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in clause (a) of this Section 11.12. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.8. Nothing in this Agreement or any other LC Facility Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

~~(a)~~	~~The Company hereby irrevocably and unconditionally:~~

~~(i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other LC Facility Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;~~

~~(ii) consents that any such action or proceeding will be brought in such courts and waives trial by jury and any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;~~

~~(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 11.8 (Notices, Etc.) or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and~~

~~(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.~~

(d)  ~~(b)~~ If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

Section 11.13 Waiver of Jury Trial

EACH OF THE ADMINISTRATIVE AGENT, THE LC PARTICIPANTS, THE ISSUERS AND THE COMPANY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LC FACILITY DOCUMENT.

Section 11.14 Marshaling; Payments Set Aside

None of the Administrative Agent, any LC Participant or any Issuer shall be under any obligation to marshal any assets in favor of the Company or any other party or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Administrative Agent, the LC Participants or the Issuers or any such Person receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 11.15 Section Titles

The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error. If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is followed immediately by a reference in parenthesis to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.

Section 11.16 Execution in Counterparts

This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission, electronic mail or by posting on the Approved Electronic Platform shall be as effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. A set of the copies of this Agreement signed by all parties shall be lodged with the Company and the Administrative Agent.

Section 11.17 Entire Agreement

This Agreement, together with all of the other LC Facility Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. In the event of any conflict between the terms of this Agreement and any other LC Facility Document, the terms of this Agreement shall govern.

Section 11.18 Confidentiality

Each of the Administrative Agent, the LC Participants and the Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other LC Facility Document or any action or proceeding relating to this Agreement or any other LC Facility Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section 11.18, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) to any swap or derivative or similar transaction under which payments are to be made by reference to the Company and its obligations, this Agreement or payments hereunder, (iii) any rating agency, or (iv) the CUSIP Service Bureau or any similar organization, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.18 or (y) becomes available to the Administrative Agent, any LC Participant, any Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.

For purposes of this Section 11.18, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any LC Participant or any Issuer on a nonconfidential basis prior to disclosure by the Company or any of its Subsidiaries; provided, however, that, in the case of information received from the Company or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.18 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 11.19 Patriot Act Notice

Each LC Participant subject to the Patriot Act hereby notifies the Company that, pursuant to the Patriot Act, it is required to obtain, verify and record information that identifies the Company and the other Credit Parties, including the name and address of the Company and the other Credit Parties and other information that will allow such LC Participant to identify the Company and the other Credit Parties in accordance with the Patriot Act.

Section 11.20 No LC Participant Parties Implied Duties

The Administrative Agent, the Arranger, each LC Participant and each of their respective Affiliates (for the purposed of this Section 11.20 each a “LC Participant Party” and, collectively the “LC Participant Parties”), may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates. Each Credit Party agrees that nothing in this Agreement or any of the other LC Facility Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any LC Participant Party, on the one hand, and such Credit Party, its stockholders or its Affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by this Agreement and the other LC Facility Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the LC Participant Parties, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no LC Participant Party has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any LC Participant Party has advised, is currently advising or will advise any Credit Party, its stockholders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the LC Facility Documents and (y) each LC Participant Party is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any LC Participant Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.

Section 11.21 Acknowledgement and Consent to Bail-In of Affected Financial Institutions

Notwithstanding anything to the contrary in this LC Facility Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any LC Participant or Issuer that is an Affected Financial Institution arising under this LC Facility Agreement, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any LC Participant or Issuer that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this LC Facility Agreement or other LC Facility Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any applicable Resolution Authority.

Section 11.22 Acknowledgment Regarding Any Supported QFCs.

To the extent that the LC Facility Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the LC Facility Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the LC Facility Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the LC Facility Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting LC Participant shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 11.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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